AGREEMENT AND PLAN OF MERGER


                                  by and among


                          COLLINS & AIKMAN CORPORATION,

                         COLLINS & AIKMAN PRODUCTS CO.,

                              BECKER GROUP, L.L.C.,

                                       and

                               CHARLES E. BECKER,

                              MICHAEL E. McINERNEY,

                                  JENS HOHNEL,

                                CE BECKER, INC.,

                               ME McINERNEY, INC.,

                                       and

                                 J HOEHNEL, INC.



                            Dated as of May 14, 2001


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                                TABLE OF CONTENTS

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                                    ARTICLE I

                                   DEFINITIONS

1.1      Definitions .........................................................2

                                   ARTICLE II

                        THE MERGERS AND THE CONTRIBUTION

2.1      The Mergers.........................................................10
2.2      The Closing.........................................................10
2.3      Effective Time......................................................10
2.4      The Charter and Bylaws..............................................10
2.5      Directors and Officers of the Surviving Corporation.................10
2.6      Contribution........................................................10

                                   ARTICLE III

                                  CONSIDERATION

3.1      Corporation Shares..................................................11
3.2      Consideration for the Transactions..................................11

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                           THE SELLERS AND THE COMPANY

4.1      Due Incorporation; Subsidiaries.....................................12
4.2      Due Authorization...................................................13
4.3      Consents and Approvals; Authority Relative to This Agreement........13
4.4      Capitalization of the Company and Its Subsidiaries..................14
4.5      Capitalization of the Corporations..................................15
4.6      Financial Statements; Undisclosed Liabilities; Other Documents......16
4.7      No Material Adverse Effects; No Material Adverse Change.............16
4.8      Title to Properties.................................................18
4.9      Condition and Sufficiency of Assets.................................18
4.10     Real Property.......................................................19
4.11     Personal Property...................................................19
4.12     Inventory...........................................................19
4.13     Accounts Receivable; Tooling; Engineering and Development...........20

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4.14     Intellectual Property...............................................20
4.15     Contracts; No Default or Violations.................................21
4.16     Permits.............................................................23
4.17     Insurance...........................................................24
4.18     Employee Benefit Plans; ERISA.......................................24
4.19     Employment and Labor Matters........................................27
4.20     Capital Improvements................................................28
4.21     Taxes...............................................................28
4.22     Product Claims......................................................29
4.23     Environmental Matters...............................................29
4.24     Litigation..........................................................30
4.25     No Conflict of Interest.............................................31
4.26     Bank Accounts.......................................................31
4.27     Additional Representations and Warranties by the Sellers............31
4.28     Brokers.............................................................32
4.29     Imposition of Certain Liability.....................................32
4.30     Customers and Suppliers.............................................32
4.31     Company Disclosure Schedule.........................................33
4.32     Accuracy of Statements..............................................33
4.33     Continuity of Enterprise and Ownership..............................33

                                    ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

5.1      Existence and Power.................................................34
5.2      Due Authorization...................................................34
5.3      Consents and Approvals; Authority Relative to This Agreement........34
5.4      No Violation of Other Instruments or Laws...........................34
5.5      Stock Consideration.................................................35
5.6      Parent Disclosure Documents.........................................35
5.7      Brokers.............................................................35
5.8      Additional Representations and Warranties by Parent.................35
5.9      C&A Disclosure Schedule.............................................36
5.10     Continuity of Business Enterprise...................................36

                                   ARTICLE VI

                                    COVENANTS

6.1      Implementing Agreement..............................................36
6.2      Access to Information and Facilities................................37
6.3      Consents and Approvals..............................................37
6.4      Resignation of Officers and Directors...............................37

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6.5      Supplemental Information............................................37
6.6      Use of Name.........................................................38
6.7      Termination of Certain Agreements...................................38
6.8      Confidentiality.....................................................38
6.9      Publicity...........................................................38
6.10     Preservation of Business............................................38
6.11     Tax Matters.........................................................41
6.12     Maintenance of Insurance............................................45
6.13     Accounts Receivable.................................................45
6.14     Operation of Corporations...........................................45

                                   ARTICLE VII

                CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH PARTY

7.1      Non-Compete Agreements..............................................45
7.2      HSR Act.............................................................45
7.3      Shareholder Approval................................................45
7.4      Becker Appointment..................................................45
7.5      Actions or Proceedings..............................................45
7.6      New York Stock Exchange.............................................46

                                  ARTICLE VIII

           CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND PURCHASER

8.1      Warranties True as of Both Present Date and Closing Date............46
8.2      Compliance with Agreements and Covenants............................46
8.3      Consents and Approvals..............................................46
8.4      Stockholders Agreement..............................................46
8.5      EPP Rights; Termination of Agreements; Amendment of Certain
           Agreements........................................................46
8.6      Financial Statements................................................47
8.7      Documents...........................................................47
8.8      Obligations to Affiliates; Working Capital..........................47
8.9      Assets..............................................................47
8.10     Existing Indebtedness...............................................47
8.11     Audited Financial Statements........................................48
8.12     Lease Amendment.....................................................48
8.13     Campbell Sales Commission...........................................48
8.14     No Material Adverse Change..........................................48


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                                   ARTICLE IX

               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLERS

9.1      Warranties True as of Both Present Date and Closing Date............48
9.2      Compliance with Agreements and Covenants............................49
9.3      Documents...........................................................49
9.4      Registration Rights Agreement; Stockholders Agreement...............49
9.5      Consents and Approvals..............................................49

                                    ARTICLE X

                                     CLOSING

10.1     Deliveries by the Sellers and the Company...........................49
10.2     Deliveries by Parent and Purchaser..................................50

                                   ARTICLE XI

                                   TERMINATION

11.1     Termination.........................................................50
11.2     Effect of Termination...............................................51

                                   ARTICLE XII

                                 INDEMNIFICATION

12.1     Survival............................................................52
12.2     Indemnification by the Sellers......................................52
12.3     Indemnification by Purchaser........................................52
12.4     Claims..............................................................53
12.5     Notice of Third Party Claims; Assumption of Defense.................53
12.6     Settlement or Compromise............................................54
12.7     Failure of Indemnifying Person to Act...............................54
12.8     Limitations on Indemnification......................................54
12.9     Satisfaction of Sellers' Indemnification Obligations................55
12.10    Assignment of Claims................................................55
12.11    Exclusive Remedies..................................................55

                                  ARTICLE XIII

                                  MISCELLANEOUS

13.1     Expenses............................................................55

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13.2     Amendment...........................................................56
13.3     Notices.............................................................56
13.4     Waivers.............................................................57
13.5     Counterparts........................................................57
13.6     Headings............................................................57
13.7     Interpretation......................................................57
13.8     Applicable Law......................................................57
13.9     Jurisdiction........................................................57
13.10    Assignment..........................................................58
13.11    No Third Party Beneficiaries........................................58
13.12    Further Assurances..................................................58
13.13    Severability........................................................58
13.14    Entire Understanding................................................58


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SCHEDULES

Schedule 1.1         Corporations; Membership Interests
Schedule 3.2(b)      Indebtedness
Schedule 4.1         States Where Licensed To Do Business
Schedule 4.3         Governmental and Third Party Consents
Schedule 4.4(b)      Ownership of Equity Interests by the Company
Schedule 4.5         Ownership of Equity Interests by the Sellers
Schedule 4.10        Leased Real Property
Schedule 4.11        Owned Tangible Personal Property; Leases of Personal
                       Property
Schedule 4.14        Intellectual Property; Royalties and Fees
Schedule 4.15(a)     Contracts
Schedule 4.15(f)     Complaints, Repricings, Givebacks or Discounts
Schedule 4.16        Permits
Schedule 4.17(a)     Insurance Policies
Schedule 4.17(b)     Insurance Claims
Schedule 4.18(a)     Employee Benefit Plans
Schedule 4.18(s)     Foreign Plans
Schedule 4.20        Capital Expenditures not yet Completed; Cost Estimate
                       To Complete
Schedule 4.21(a)     Tax Returns After January 1, 1998
Schedule 4.21(b)     Tax Audits After January 1, 1998; Deficiencies from
                       Any Tax Audit Being Contested
Schedule 4.21(c)     Tax Consulting Services
Schedule 4.22        Product Liability Claims Pending or Threatened
Schedule 4.23(g)     Environmental Reports
Schedule 4.24(a)     Insurance Deductibles
Schedule 4.26        Bank Accounts
Schedule 4.30        Contracts with Customers and Suppliers
Schedule 6.6         Permitted Use of Name
Schedule 6.7         Contracts To Remain Outstanding
Schedule 6.10        Permitted Distributions
Schedule 6.11(j)     Tax Liabilities
Schedule 13.3        Notice Information for Sellers

EXHIBITS

Exhibit A            Form of Stockholder Approval Agreement
Exhibit B            Form of Non-Compete Agreement
Exhibit C            Form of Registration Rights Agreement
Exhibit D            Form of Stockholders Agreement
Exhibit E            Form of Warrant

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



                          AGREEMENT AND PLAN OF MERGER


     This AGREEMENT AND PLAN OF MERGER is made as of May 14, 2001, by and among Collins & Aikman Corporation, a Delaware corporation ("Parent"); Collins & Aikman Products Co., a Delaware corporation ("Purchaser"); Becker Group, L.L.C., a Michigan limited liability company (the "Company"); Charles E. Becker ("Becker"), Michael E. McInerney ("McInerney") and Jens Hohnel ("Hohnel" and, together with Becker and McInerney, the "Sellers") and CE Becker, Inc., a Michigan corporation (the "Becker Corporation"), ME McInerney, Inc., a Michigan corporation (the "McInerney Corporation"), and J Hoehnel, Inc., a Michigan corporation (the "Hoehnel Corporation" and, together with the Becker Corporation and the McInerney Corporation, the "Corporations").

     WHEREAS, Becker owns beneficially and of record all of the issued and outstanding capital stock (the "Becker Shares") of the Becker Corporation; McInerney owns beneficially and of record all of the issued and outstanding capital stock (the "McInerney Shares") of the McInerney Corporation; and Hohnel owns beneficially and of record all of the issued and outstanding capital stock (the "Hoehnel Shares" and, together with the Becker Shares and the McInerney Shares, the "Shares") of the Hoehnel Corporation;

     WHEREAS, the Corporations together own beneficially and of record all of the issued and outstanding Membership Interests of the Company in the amounts set forth on Schedule 1.1;

     WHEREAS, on the terms and subject to the conditions contained herein, the board of directors of the Becker Corporation has adopted a plan of merger and recommended it to the shareholders of the Becker Corporation, who have approved the merger (the "Becker Merger") of the Becker Corporation with and into Parent; the board of directors of the McInerney Corporation has adopted a plan of merger and recommended it to the shareholders of the McInerney Corporation, who have approved the merger (the "McInerney Merger") with and into Parent; and the board of directors of the Hoehnel Corporation has adopted a plan of merger and recommended it to the shareholders of the Hoehnel Corporation, who have approved the merger (the "Hoehnel Merger" and, together with the Becker Merger and the McInerney Merger, the "Mergers") with and into Parent;

     WHEREAS, on the terms and subject to the conditions contained herein, the board of directors of Parent has approved the Mergers of the Corporations with and into Parent, with Parent being the Surviving Corporation (as defined);

     WHEREAS, on the terms and subject to the conditions contained herein and subject to compliance with the requirements of the New York Stock Exchange and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Heartland has agreed to vote the shares of Common Stock owned by it in favor of the issuance of the Merger Consideration (as defined herein) pursuant to an agreement (the "Stockholder Approval Agreement") in the form attached hereto as Exhibit A; and

     WHEREAS, it is intended that, for federal income tax purposes, the Mergers shall qualify as statutory mergers within the meaning of Section 368(a)(1)(A) of

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                                      -2-


the Code and that this Agreement shall be, and hereby is, adopted as a plan of reorganization for purposes of Section 368 of the Code;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and warranties herein contained, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     1.1 Definitions. Unless otherwise defined in this Agreement, the following terms shall have the meanings herein ascribed to such terms:

     "Accredited Investor" shall have the meaning provided in Rule 501(a) under Regulation D.

     "Affiliate" shall mean, with respect to any specified Person: (1) any other Person which, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified Person; and (2) any immediate family member of the specified Person or any of the foregoing Persons, or any relative of such immediate family member.

     "Agreement" shall mean this Agreement and Plan of Merger, including all exhibits and schedules hereto, as amended from time to time.

     "Becker" shall have the meaning set forth in the recitals to this Agreement.

     "Becker Agreement" shall mean the non-compete agreement dated as of June 30, 1998, between JCI and Becker, as amended by an amendment dated as of January 29, 1999.

     "Becker Corporation" shall have the meaning set forth in the recitals to this Agreement.

     "Becker Merger" shall have the meaning set forth in the recitals to this Agreement.

     "Becker Shares" shall have the meaning set forth in the recitals to this Agreement.

     "BPI" shall have the meaning set forth in Section 4.1(a).

     "Buchanan Agreement" shall mean the agreement dated as of March 7, 2000, between the Company and William R. Buchanan.

     "Business Day" shall mean a day other than Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to close.

     "C&A Disclosure Schedule" shall have the meaning set forth in Article V.


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                                      -3-


     "Campbell Sales Commissions" shall mean all amounts owed to Becker/Campbell, L.L.C. by the Company pursuant to or as a result of the termination of the Manufacturers Representative Agreement (the "Manufacturers Agreement") dated as of April 1, 2000 and terminated as of February 9, 2001 between the Company and Becker/Campbell, L.L.C.

     "Cash Payment" shall have the meaning set forth in Section 3.2(b).

     "Certificate of Merger" shall have the meaning set forth in Section 2.3.

     "Closing" shall have the meaning set forth in Section 2.2.

     "Closing Date" shall have the meaning set forth in Section 2.2.

     "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

     "Common Stock" shall mean the shares of common stock of Parent, par value $0.01 per share.

     "Company" shall have the meaning set forth in the recitals to this Agreement.

     "Company Disclosure Schedule" shall have the meaning set forth in Article
IV.

     "Company Financial Statements" shall mean all of the following: the consolidated financial statements of the Company as of December 31, 1999 (audited) and December 31, 2000 (unaudited), consisting of the consolidated balance sheets at such date and the related consolidated statements of earnings and retained earnings and cash flows for the year then ended. The term "Company Financial Statements" shall also include any and all interim consolidated financial statements of the Company then in existence.

     "Company Intellectual Property" shall mean any and all Intellectual Property owned by the Company or any Subsidiary of the Company.

     "Confidential Information" shall mean all nonpublic technical, proprietary, commercial, financial and other information (irrespective of the form of such information) owned by or concerning the Company and its business and operations, including without limitation all nonpublic Company Intellectual Property.

     "Contract" shall mean any contract, lease, commitment, understanding, sales order, purchase order, agreement, indenture, mortgage, note, bond, right, warrant, instrument, plan, permit or license, whether written or oral, that is binding and enforceable.

     "Contribution" shall have the meaning set forth in Section 2.6.

     "Corporations" shall have the meaning set forth in the recitals to this Agreement.


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                                      -4-


     "Debt Repayment Amount" shall have the meaning set forth in Section 3.2(b).

     "Detrex Claim" shall mean any Environmental Claim by Detrex Corporation or any of its Affiliates against the Company or any of its Affiliates.

     "DGCL" shall have the meaning set forth in Section 2.1.

     "Dollars" or numbers preceded by the symbol "$" shall mean amounts in United States Dollars.

     "Effective Time" shall have the meaning set forth in Section 2.3.

     "Employee Benefit Plans" shall have the meaning set forth in Section 4.18.

     "End Date" shall have the meaning set forth in Section 11.1(b)(i).

     "Environmental Claim" shall mean any notice, claim, demand, action, suit, complaint, proceeding or other written communication by any Governmental Authority or Person alleging liability or potential liability arising out of, relating to, based on or resulting from (i) the presence, discharge, emission, release or threatened release of any Hazardous Material at any location, whether or not owned, leased or operated by the Company or its Subsidiaries, or (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Law or Environmental Permit or (iii) otherwise relating to obligations or liabilities under any Environmental Law.

     "Environmental Laws" shall mean the common law and all applicable federal, state, local and foreign statutes, rules, regulations, ordinances and orders and decrees of any Governmental Authority, relating in any manner to contamination, pollution or protection of human health or the environment.

     "Environmental Permits" shall mean all permits, licenses, registrations and other governmental authorizations and approvals required for the Company and its Subsidiaries, and the operations of the Company's and its Subsidiaries' facilities, to conduct their business under Environmental Laws.

     "Environmental Reports" shall mean all applications, notifications, reports, studies, assessments and audits that address any issue of noncompliance with, or liability under, any Environmental Law that may affect the Company or its Subsidiaries in any material respect.

     "EPP" shall have the meaning set forth in Section 4.1(a).

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" shall have the meaning set forth in Section 4.18(a).


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                                      -5-


     "Exchange Act" shall have the meaning set forth in the recitals to this Agreement.

     "GAAP" shall mean U.S. generally accepted accounting principles at the time in effect.

     "Governmental Authority" shall mean the government of the United States or any foreign country or any state or political subdivision thereof, and any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the Pension Benefit Guaranty Corporation and other quasi-governmental entities established to perform such functions.

     "Hazardous Material" shall mean any chemical, material or substance defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "hazardous constituents", "restricted hazardous materials", "extremely hazardous substances", "toxic substances", "contaminants", "pollutants", "toxic pollutants", or words of similar meaning and regulatory effect under any applicable Environmental Law, including, without limitation, petroleum (including, without limitation, crude oil or any fraction thereof) and asbestos.

     "Heartland" shall mean Heartland Industrial Partners, L.P.

     "Hohnel" shall have the meaning set forth in the recitals to this Agreement.

     "Hoehnel Corporation" shall have the meaning set forth in the recitals to this Agreement.

     "Hoehnel Merger" shall have the meaning set forth in the recitals to this Agreement.

     "Hoehnel Shares" shall have the meaning set forth in the recitals to this Agreement.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "Indebtedness" of any Person shall mean, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all capital lease obligations of such Person, (d) all obligations of such Person in respect of bankers' acceptances issued or created for the account of such Person, (e) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien on any property owned or acquired by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, and
(f) all guarantees by such Person of indebtedness of others. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner; provided that, if the sole asset of such Person is its general partnership interest in such partnership, the amount of such Indebtedness shall be deemed equal to the value of such general partnership interest and the amount of any Indebtedness in respect of any guar-antee of such partnership Indebtedness shall be limited to the same extent as such guarantee may be limited.

     "Indemnified Taxes" shall mean (1) all Taxes imposed pursuant to the Michigan Single Business Tax for the 2000 taxable year and all preceding years,
(2) U.S. federal and Michigan income Taxes based upon income or profits of the Company for tax periods for which the Company reported as a pass-through entity and (3) Michigan sales and uses taxes imposed or found to be owed in connection with or relating to the currently pending audit.

     "Indemnified Person" shall mean the Person or Persons entitled to, or claiming a right to, indemnification under Article XII.

     "Indemnifying Person" shall mean the Person or Persons claimed by the Indemnified Person to be obligated to provide indemnification under Article XII.

     "Intellectual Property" shall mean any and all trademarks, trade names, service marks, patents, copyrights (including any registrations, applications, licenses or rights relating to any of the foregoing), technology, trade secrets, inventions, know-how, designs, computer programs, processes, and all other intangible assets, properties and rights.

     "IRS" shall mean the Internal Revenue Service.

     "JCI" shall mean Johnson Controls, Inc., a Wisconsin corporation.

     "JCI Agreement" shall mean the supply agreement between the Company and JCI dated as of January 1, 1999.

     "Joan Stockholders" shall mean the recipients of shares of Common Stock in connection with the acquisition by the Company of Joan Automotive Industries, Inc. and their transferees.

     "knowledge", "knowing" and terms of similar import shall mean, with respect to the Company, the conscious awareness of any Seller or Charles L. Tuten or Julie Wright after reasonable investigation and inquiry of all relevant individuals whether or not employed by the Company.

     "Latest Balance Sheet" shall mean the consolidated balance sheet of the Company dated as of December 31, 2000.

     "Law" shall mean any law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority, including any of the foregoing related to occupational safety and health.

     "Lien" shall mean any mortgage, lien (except for any lien for taxes not yet due and payable), charge, restriction, pledge, assessment, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment or encumbrance.

     "Loss" or "Losses" shall mean any and all liabilities, losses, costs, claims, damages (including consequential damages), penalties and expenses (including attorneys' fees and expenses and costs of investigation and litigation). In the event any of the foregoing are indemnifiable hereunder, the terms "Loss" and "Losses" shall include any and all attorneys' fees and expenses and costs of investigation and litigation incurred by the Indemnified Person in enforcing such indemnity.

     "Management Agreement" shall mean the agreement dated as of January 29, 1999, between the Company and Becker Ventures, LLC.

     "Manufacturers Agreement" shall have the meaning set forth in the definition of "Campbell Sales Commissions".

     "Material Adverse Change" shall mean a change (or circumstance or event involving a prospective change) in the business, operations, assets, liabilities, results of operations, cash flows, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, that is materially adverse.

     "Material Adverse Effect" shall mean an effect (or circumstance or event involving a prospective effect) that is materially adverse on either (i) the business, operations, assets, liabilities, results of operations, cash flows, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, or (ii) the ability of the Sellers or the Company to consummate the Transactions.

     "McInerney" shall have the meaning set forth in the recitals to this Agreement.

     "McInerney Corporation" shall have the meaning set forth in the recitals to this Agreement.

     "McInerney Merger" shall have the meaning set forth in the recitals to this Agreement.

     "McInerney Shares" shall have the meaning set forth in the recitals to this Agreement.

     "Membership Interests" shall have the meaning set forth in Section 4.4(a).

     "Merger Consideration" shall have the meaning set forth in Section 3.2(a).

     "Mergers" shall have the meaning set forth in the recitals to this Agreement.

     "Non-Compete Agreement" shall mean the non-compete agreement by and between Purchaser and each of Becker, McInerney and Hohnel substantially in the form attached hereto as Exhibit B.

     "Operating Agreement" shall have the meaning set forth in Section 4.1(a).


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                                      -8-


     "Parent" shall have the meaning set forth in the recitals to this Agreement.

     "Parent Disclosure Documents" shall have the meaning set forth in Section 5.6.

     "Permits" shall have the meaning set forth in Section 4.16.

     "Permitted Liens" shall mean any (i) zoning restrictions, easements, rights of way and similar encumbrances that do not materially detract from the value of the applicable property or materially limit its usefulness, (ii) pledges or deposits made in the ordinary course of business and consistent with past practice in connection with workers' compensation, FELA or unemployment insurance, and (iii) bid bonds and the like in the ordinary course of business and consistent with past practice.

     "Person" shall mean any individual, corporation, proprietorship, firm, partnership, limited partnership, trust, association or other entity.

     "Product" shall have the meaning set forth in Section 4.22.

     "Purchaser" shall have the meaning set forth in the recitals to this Agreement.

     "Purchaser Indemnified Parties" shall mean Purchaser, Parent and each of their Affiliates (including, after the Closing, the Company and the Corporations), and their respective officers, directors, employees, members, managers, agents and representatives; provided that in no event shall any Seller be deemed a Purchaser Indemnified Party.

     "Real Property" shall have the meaning set forth in Section 4.10.

     "Registration Rights Agreement" shall mean the registration rights agreement in the form attached hereto as Exhibit C to be entered into by and among Parent, Heartland and, among others, the Sellers.

     "Regulation D" shall have the meaning set forth in Section 4.27(a).

     "Related Agreement" shall mean any Contract that is or is to be entered into at the Closing or otherwise pursuant to, or in connection with, this Agreement, including the Stockholder Approval Agreement, the Non-Compete Agreements, the Registration Rights Agreement, the Stockholders Agreement and the Warrants.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Sellers" shall have the meaning set forth in the recitals to this Agreement.

     "Shares" shall have the meaning set forth in the recitals to this Agreement.

     "Stock Consideration" shall have the meaning set forth in Section 3.2(a).


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                                      -9-


     "Stockholder Approval Agreement" shall have the meaning set forth in the recitals to this Agreement.

     "Stockholders Agreement" shall mean the stockholders agreement in the form attached hereto as Exhibit D by and among Parent, Heartland and, among others, the Sellers.

     "Straddle Period" shall mean any taxable period beginning on or before, and ending after, the Closing Date.

     "Subsidiary" shall mean, with respect to a specified Person, any corporation, partnership or other entity in which the specified Person owns or controls, directly or indirectly, through one or more intermediaries, more than 50% of the stock or other interests having general voting power in the election of directors or Persons performing similar functions, or in which the specified Person owns or controls rights to more than 50% of any distributions.

     "Surviving Corporation" shall have the meaning set forth in Section 2.1.

     "Tax Benefits" shall mean the amount of any refund, credit or reduction in otherwise required Tax payments, including any interest payable thereon, actually received.

     "Tax Return" shall mean any report, return or other information required to be supplied to a Governmental Authority in connection with any Taxes.

     "Taxes" shall mean all taxes, charges, fees, duties, levies or other assessments, including income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, severance, employee's income withholding, other withholding, unemployment and Social Security taxes, which are imposed by any Governmental Authority, and such term shall include any interest, penalties or additions to tax attributable thereto.

     "Transactions" shall mean the Mergers, the Contribution and the other transactions contemplated by the Related Agreements.

     "Warrants" shall have the meaning set forth in Section 3.2(a).

     "Working Capital" shall mean, at any time, (i) the consolidated trade accounts receivable and product and corporate tooling inventory of the Company and its Subsidiaries, less (ii) the consolidated accounts payable and accrued current liabilities not related to Indebtedness or similar obligations of the Company and its Subsidiaries, in each case calculated on a basis consistent with the historical consolidated financial statements of the Company previously delivered to Parent and Purchaser.

                                   ARTICLE II

                        THE MERGERS AND THE CONTRIBUTION

     2.1 The Mergers. On the terms and subject to the conditions of this Agreement, at the Effective Time each Corporation shall be merged with and into Parent, and the separate corporate existence of each Corporation shall thereupon cease, and Parent shall be the surviving corporation in the Mergers (sometimes hereinafter referred to as the "Surviving Corporation"). The Mergers shall each have the effects specified in the Delaware General Corporation Law (the "DGCL").

     2.2 The Closing. On the terms and subject to the conditions of this Agreement, the closing of the Transactions (the "Closing") shall take place at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York as promptly as practicable, but no later than two business days following the satisfaction or waiver of the conditions set forth in Articles VII, VIII and IX (other than conditions which by their nature are to be satisfied at Closing, but subject to those conditions) or at such other time, date or place as Purchaser and the Sellers may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date".

     2.3 Effective Time. If all the conditions set forth in Articles VII, VIII and IX shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article XI, the parties hereto shall cause a Certificate of Merger meeting the requirements of Section 252 of the DGCL (a "Certificate of Merger") with respect to each Merger to be properly executed and filed in accordance with such Section on the Closing Date. Each Merger shall become effective at the time of filing of the applicable Certificate of Merger with the Michigan Department of Consumer and Industry Services and the Secretary of State of the State of Delaware in accordance with the DGCL or at such later time which the parties hereto shall have agreed upon and designated in such filings as the effective time of such Merger (the "Effective Time").

     2.4 The Charter and Bylaws. The Certificate of Incorporation and
Bylaws of Parent as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation.

     2.5 Directors and Officers of the Surviving Corporation. The directors and officers of Parent immediately prior to the Effective Time and Becker shall be the directors of the Surviving Corporation as of the Effective Time and until their successors are duly appointed or elected in accordance with applicable law.

     2.6 Contribution. Immediately following the Effective Time and on the Closing Date, Parent shall contribute (the "Contribution") all the Membership Interests to Purchaser in consideration of Purchaser's agreement (i) to pay the Debt Repayment Amount to the applicable parties, and (ii) to pay the Cash Payment at the Closing to the holders of the Shares outstanding immediately prior to the Effective Time.

                                   ARTICLE III

                                  CONSIDERATION

     3.1 Corporation Shares. As a result of the Mergers, at the Effective
Time each Share of each Corporation outstanding immediately prior to the Effective Time shall be cancelled and cease to exist, and each holder of Shares shall thereafter cease to have any rights with respect to such Shares, except the right to receive, without interest, the consideration contemplated by
Section 3.2 allocable to it upon the surrender of such Shares.

     3.2 Consideration for the Transactions.

     (a) At the Effective Time, the outstanding Shares shall be converted into an aggregate of (i) certificates representing 17,000,000 shares of Common Stock (the "Stock Consideration"), and (ii) warrants (the "Warrants") to purchase an aggregate of 500,000 shares of Common Stock in the form attached hereto as Exhibit E. The consideration described in this Section 3.2(a) is referred to as the "Merger Consideration". Delivery of the Stock Consideration and the Warrants shall be made to the Sellers at Closing in accordance with
Section 3.2(d).

     (b) Immediately following the Contribution, Purchaser will repay the Indebtedness (including any interest, expenses, fees, penalties and other related amounts due in respect thereof) owing under the agreements set forth on
Schedule 3.2(b) (the amount of all such Indebtedness outstanding on the Closing Date is referred to as the "Debt Repayment Amount"). Immediately following the Contribution, Purchaser will pay to the holders of the Shares outstanding immediately prior to the Effective Time cash in an aggregate amount (the "Cash Payment"), if any, equal to $60,000,000 less the Debt Repayment Amount by means of a certified check or wire transfer of immediately available funds to a bank account designated by each Seller in accordance with Section 3.2(d).

     (c) Parent shall, on or prior to the Effective Time, reserve for issuance upon exercise of the Warrants the number of its duly authorized but unissued shares of Common Stock purchasable upon exercise of the Warrants as will be sufficient to permit the exercise in full of all Warrants.

     (d) The Merger Consideration and the Cash Payment shall be allocated among the Becker Shares, the McInerney Shares and the Hoehnel Shares in the relative amounts set forth on Schedule 1.1, which sets forth the relative percentage ownership of the Membership Interests by the Corporations.

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                           THE SEllERS AND THE COMPANY

     Each Seller and the Company jointly and severally represents and warrants to Parent and Purchaser that, except as set forth in the corresponding section or subsection of the Company Disclosure Schedule (the "Company Disclosure Schedule") delivered herewith:

     4.1 Due Incorporation; Subsidiaries.

     (a) The Company and each Subsidiary of the Company is duly formed, validly existing and in good standing under the laws of the State of Michigan, with all requisite power and authority to own, lease and operate its properties and to carry on its businesses and operations as they are now being owned, leased, operated and conducted. The Company and each Subsidiary of the Company is licensed or qualified to do business and is in good standing as a foreign limited liability company in each jurisdiction where the nature of the properties owned, leased or operated by it and the businesses and operations transacted by it require such licensing or qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect. The States set forth on Schedule 4.1 are the only jurisdictions in which the Company or any Subsidiary of the Company is organized, or licensed or qualified to do business. The only Subsidiary of the Company is Brut Plastics, Inc., a Michigan corporation ("BPI"). The Company does not hold any other direct or indirect economic, voting or management interest in any Person or directly or indirectly own any security issued by any Person other than a 45% interest in Engineered Plastic Products, Inc. ("EPP"), a Michigan corporation. To the knowledge of the Sellers and the Company, the net investment in EPP at cost is $591,887 in equity and $1,398,241 in debt. The equity interests owned by the Company in BPI and EPP are owned free and clear of all Liens. Accurate and complete copies of (i) the Articles of Organization of the Company as currently in effect, (ii) the Operating Agreement for the Company dated as of January 29, 1999 (as amended as of October 1, 1999, the "Operating Agreement") and (iii) the corporate books and records of the Company have been delivered to Purchaser. The organizational instruments of each of BPI and EPP as currently in effect and copies of the corporate books and records of BPI have been delivered to Purchaser.

     (b) Each Corporation is duly formed, validly existing and in good standing under the laws of the State of Michigan, with all requisite power and authority to own the Membership Interests owned by it. No Corporation has any Subsidiary or holds any assets other than the Membership Interests owned by it. No Corporation is a participant in any joint venture, partnership or similar arrangement, and no Corporation conducts any business or operations. Accurate and complete copies of the Certificate of Incorporation and Bylaws of each Corporation as currently in effect have been delivered to Purchaser. No Corporation is required to be licensed or qualified to do business as a foreign corporation in any jurisdiction.

     4.2 Due Authorization.

     (a) The Company has full power and authority to enter into this Agreement and the Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and the Related Agreements to which it is a party have been duly and validly approved by the managers, members, and equityholders of the Company, and no other actions or proceedings on the part of the Company are necessary to authorize this Agreement, the Related Agreements or the transactions contemplated hereby and thereby. The Company has duly and validly executed and delivered this Agreement and the Related Agreements. This Agreement and the Related Agreements of the Company constitute (assuming, in each case, due execution and delivery by Parent, Purchaser and the other entities party thereto) legal, valid and binding obligations of the Company, in each case enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

     (b) Each Seller and each Corporation has full power and authority to enter into this Agreement and the Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. Each Seller and each Corporation has duly and validly executed and delivered this Agreement and the Related Agreements to which it is a party. This Agreement and the Related Agreements to which each Seller and each Corporation is a party constitute (assuming, in each case, due execution and delivery by Parent, Purchaser and the other entities party thereto) legal, valid and binding obligations of such Seller or Corporation, in each case enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

     4.3 Consents and Approvals; Authority Relative to This Agreement.

     (a) No consent, authorization or approval of, or filing or registration with, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by the Company of this Agreement or the Related Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby, other than a Premerger Notification Form pursuant to the HSR Act.

     (b) No consent, authorization or approval of, or filing or registration with, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance of any Seller or any Corporation of this Agreement or the Related Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby, other than a Premerger Notification Form pursuant to the HSR Act.

     (c) The execution, delivery and performance by the Company of this Agreement and the Related Agreements to which it is a party do not and will not:
(i) violate any Law; (ii) violate
or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including a termination right) under, permit cancellation of, result in the creation of any Lien upon any of the assets or properties of the Company or any Subsidiary of the Company under, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any Contract to which the Company or any Subsidiary of the Company is a party or by which the Company or any Subsidiary of the Company or any of their assets or properties are bound;
(iii) permit the acceleration of the maturity of any Indebtedness of the Company or any Subsidiary of the Company or Indebtedness secured by their assets or properties; or (iv) violate or conflict with any provision of any of, or cause the dissolution of the Company or any Subsidiary of the Company pursuant to, the articles of organization, certificate of formation, charter, Operating Agreement, or similar organizational instruments of the Company or any Subsidiary of the Company.

     (d) The execution, delivery and performance by the Sellers and the Corporations of this Agreement and the Related Agreements to which they are a party do not and will not (i) violate any Law or (ii) violate or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including a termination right) under, permit cancellation of, result in the creation of any Lien upon any of the assets or properties of the Company or any Subsidiary of the Company under, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any Contract to which any Seller or any Corporation is a party or by which any Seller or any Corporation or any of its assets or properties are bound.

     4.4 Capitalization of the Company and Its Subsidiaries.

     (a) All of the equity ownership interests in the Company consist of membership interests (the "Membership Interests"), all of which have been duly authorized and validly issued in compliance with the terms and conditions of the Operating Agreement and in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of all applicable federal and state securities laws. All of the Membership Interests are currently issued and outstanding. The legal and beneficial and record ownership of the Membership Interests are accurately set forth on Schedule 1.1. The Membership Interests are fully paid and nonassessable and are not subject to preemptive rights. All capital contributions or similar contributions required by the Operating Agreement have been made. There are no Membership Interests currently reserved for issuance for any purpose or upon the occurrence of any event or condition. Each of the Membership Interests is an uncertificated security.

     (b) All of the equity ownership interests owned by the Company in its Subsidiaries have been duly authorized and validly issued in compliance with the terms and conditions of the applicable organizational documents and in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of all applicable federal and state securities laws. The legal and beneficial and record ownership of such equity ownership interests are accurately set forth on Schedule 4.4(b). All of such equity ownership interests are fully paid and nonassessable and are not subject to preemptive rights.

     (c) Except as set forth in clause (a) or (b), there are no Membership Interests, stock or other securities (whether or not such securities have voting rights) of the Company or its Subsidiaries issued or outstanding or any subscriptions, options, warrants, puts, calls, rights, convertible securities or other agreements or commitments of any character obligating any Seller, any Corporation, the Company, or any of their respective Affiliates to issue, transfer or sell, or cause the issuance, transfer or sale of, any Membership Interests, stock or other securities (whether or not such securities have voting rights) of the Company. There are no outstanding contractual rights or obligations of any Person that relate to the purchase, sale, issuance, repurchase, redemption, acquisition, transfer, disposition, holding or voting of any Membership Interests, stock or other securities of the Company or its Subsidiaries, or the management or operation of the Company, including rights of first refusal, rights of first offer, "drag along" rights, or "tag along" rights. Accurate and complete copies of any agreement relating to any such arrangement have previously been provided to Purchaser. Except for each Corporation's rights as a holder of Membership Interests, no Person has any right to participate in, or receive any payment based (including payments pursuant to this Agreement or any Related Agreement) on any amount relating to, or arising in connection with, the revenue, income, value or net worth of the Company or any component or portion thereof, or any current or former ownership of Membership Interests, or any current or former ownership of the Company or any Seller or any Corporation, or any increase or decrease in any of the foregoing.

     (d) The Membership Interests owned by each Corporation are owned free and clear of any and all Liens.

     4.5 Capitalization of the Corporations.

     (a) All of the equity ownership interests in each Corporation consist of shares of common stock, all of which have been duly authorized and validly issued in compliance with the terms and conditions of the certificate of incorporation for such Corporation and in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of all applicable federal and state securities laws. All of the Shares are currently issued and outstanding. The legal and beneficial and record ownership of the Shares are accurately set forth on Schedule 4.5. The Shares are fully paid and nonassessable and are not subject to preemptive rights. There are no Shares currently reserved for issuance for any purpose or upon the occurrence of any event or condition.

     (b) Except as set forth in clause (a), there are no Shares or other securities (whether or not such securities have voting rights) of any Corporation issued or outstanding or any subscriptions, options, warrants, puts, calls, rights, convertible securities or other agreements or commitments of any character obligating any Seller or any of its Affiliates to issue, transfer or sell, or cause the issuance, transfer or sale of, any Shares or other securities (whether or not such securities have voting rights) of any Corporation. There are no outstanding contractual rights or obligations of any Seller that relate to the purchase, sale, issuance, repurchase, redemption, acquisition, transfer, disposition, holding or voting of any Shares or other securities of any Corporation, or the management or operation of any Corporation, including without limitation, rights of first refusal, rights of first offer, "drag along" rights, or "tag along" rights. Except for each Seller's rights as a holder of Shares, no Person has any right to participate in, or receive any payment based (including, without limitation, payments pursuant to this Agreement or any Related Agreement) on any amount relating to, or arising in connection with, the revenue, income, value or net worth of any Corporation or any component or portion thereof, or any current or former ownership of Shares, or any current or former ownership of any Corporation, or any increase or decrease in any of the foregoing.

     (c) The Shares owned by each Seller are owned free and clear of any and all Liens.

     4.6 Financial Statements; Undisclosed Liabilities; Other Documents.

     (a) Accurate and complete copies of the Company Financial Statements have previously been provided to Purchaser. The Company Financial Statements consistently and fairly present the consolidated financial position, assets and liabilities of the Company and its Subsidiaries as of the dates thereof and the consolidated revenues, expenses and results of operations of the Company and its Subsidiaries for the periods covered thereby, in each case in accordance with GAAP. The Company Financial Statements have been prepared in accordance with the books and records of the Company. The Company Financial Statements do not reflect any transactions which are not bona fide transactions. The Company Financial Statements do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

     (b) Except as set forth in the Latest Balance Sheet, the Company and its Subsidiaries have no liabilities, Indebtedness or obligations, whether accrued, absolute, contingent or otherwise, whether due or to become due, other than accrued expenses incurred in the ordinary course of business since the date of the Latest Balance Sheet. At the Effective Time, the Company and its Subsidiaries will have no Indebtedness whatsoever other than as set forth on
Schedule 3.2(b) and the up to $4.25 million letter of credit for workers' compensation and the $1.0 million guaranty of Indebtedness of EPP set forth in
Schedule 4.6(b), and no liability, Indebtedness or obligations, whether accrued, absolute, contingent or otherwise, whether due or to become due, to Becker Aviation, LLC, Becker Europe GmbH, Becker Ventures, LLC, William R. Buchanan, Harold Russell or in respect of the Campbell Sales Commissions or Manufacturers Agreement (other than amounts not to exceed $269,231, including payments made since the Latest Balance Sheet of $28,438, to William R. Buchanan in connection with the termination of the Buchanan Agreement). The Company and its Subsidiaries have no liabilities that are not directly related to, and that did not arise directly out of, the business of the Company and its Subsidiaries. The Debt Repayment Amount as of the date hereof is approximately $67,050,000.

     (c) No Corporation has any liabilities, Indebtedness or obligations, whether accrued, absolute, contingent or otherwise, whether due or to become due.

     4.7 No Material Adverse Effects; No Material Adverse Change. Since the date of the Latest Balance Sheet, the Company, together with its Subsidiaries, has conducted its business in the ordinary course consistent with past practices and has not:

          (a) suffered any Material Adverse Change;

          (b) suffered any damage, destruction or Loss to any of its assets or properties (whether or not covered by insurance) that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

          (c) taken any action or failed to take any action, or made any expenditure or failed to make any expenditure, or entered into or authorized any Contract or transaction, other than in the ordinary course of business and consistent with past practice;

          (d) sold, transferred, conveyed, assigned or otherwise disposed of any of its material assets or properties, except sales of inventory in the ordinary course of business and consistent with past practice;

          (e) waived, released or cancelled any claims against third parties or debts owing to it, or any rights which have any value;

          (f) made any changes in its accounting systems, policies, principles or practices;

          (g) made any payment of any Campbell Sales Commissions, entered into, authorized, or permitted any transaction with any Seller, any Corporation, or any Affiliate of any Seller or any Corporation or paid any dividend or made any other distribution in respect of the Membership Interests since the date of the Latest Balance Sheet, except to the extent contemplated by
     Section 8.13;

          (h) authorized for issuance, issued, sold, delivered or agreed or committed to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any Membership Interests or any other securities of the Company or any Subsidiary of the Company or EPP, or amended any of the terms of any Membership Interests or such other securities;

          (i) split, combined, or reclassified any Membership Interests or any other securities, declared, set aside or paid any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any Membership Interests or any other securities, or redeemed or otherwise acquired any Membership Interests or any other securities of the Company or any Subsidiary of the Company or EPP;

          (j) made any borrowings, incurred any Indebtedness, or assumed, guaranteed, endorsed (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business and consistent with past practice) or otherwise become liable (whether directly, indirectly or contingently) for the obligations or Indebtedness of any other Person, or made any payment or repayment in respect of any obligations or Indebtedness (other than (A) accrued expenses in the ordinary course of business and consistent with past practice and (B) drawings under existing loan commitments in the ordinary course of business and consistent with past practice and consistent with the representation in
     Section 4.6(b) and the condition in Section 8.10);

          (k) made any loans, advances or capital contributions to, or investments in, any other Person;

          (l) entered into, adopted, amended or terminated any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer, member, manager or employee, or increased in any manner the compensation or fringe benefits of any director, officer, member, manager or employee or paid any benefit not required by any existing plan and arrangement or entered into any contract, agreement, commitment or arrangement to do any of the foregoing, in each case other than increases in compensation or fringe benefits of employees (other than the Sellers) in the ordinary course of business and consistent with past practice;

          (m) acquired or leased any assets outside the ordinary course of business or any assets which are material to the Company and its Subsidiaries, taken as a whole, or made any property subject to any Lien whatsoever other than Permitted Liens;

          (n) authorized or made any capital expenditures which individually or in the aggregate are in excess of $100,000;

          (o) made any Tax election or settled or compromised any federal, state, local or foreign Tax liability, or waived or extended the statute of limitations in respect of any such Taxes;

          (p) paid any amount, performed any obligation or agreed to pay any amount or perform any obligation, in settlement or compromise of any suits or claims of liability against the Company or any of its officers, members, managers, employees or agents; or

          (q) terminated, modified, amended or otherwise altered or changed any of the terms or provisions of any Contract the terms of which provide for, individually or in the aggregate, amounts to be paid either to or by the Company or any Subsidiary in excess of $100,000, or paid any amount in excess of $100,000 not required by Law or by any Contract, in each case other than in the ordinary course of business and consistent with past practice.

     4.8 Title to Properties. The Company, together with its Subsidiaries, has good and marketable title to, and is the lawful owner of, all of the tangible and intangible assets, properties and rights reflected in the Company Financial Statements, Schedule 4.10 and Schedule 4.11 (other than leased assets under the leases set forth in Schedule 4.11), in all cases free and clear of all Liens other than Permitted Liens on assets (other than the Shares or other capital stock of the Company and its Subsidiaries).

     4.9 Condition and Sufficiency of Assets. The Company, together with its Subsidiaries, owns or leases all assets and rights used or useful for the continued conduct of the Company's business and operations as presently conducted and as proposed to be conducted. All of the tangible assets, properties and rights of the Company and its Subsidiaries, whether real or personal, owned or leased (with respect to leased property, during the term of lease therefor), are in good operating condition and repair (with the exception of normal wear and tear), and are free from defects other than such minor defects as do not interfere with the intended use thereof in the conduct of normal operations or adversely affect the resale value thereof.

     4.10 Real Property. Schedule 4.10 sets forth an accurate and complete list of all real property leased (as lessor or lessee) by the Company and its Subsidiaries. Accurate and complete copies of each such lease have previously been provided to Purchaser. The Company and its Subsidiaries do not own and have not owned any real property and are in compliance in all material respects under each lease to which it is a party. With respect to the property that the Company and its Subsidiaries use or have used in their business and operations (the "Real Property"):

     (a) the activities carried on by the Company and its Subsidiaries in all buildings, plants, facilities, installations, fixtures and other structures or improvements included as part of, or located on or at, the Real Property, and the buildings, plants, facilities, installations, fixtures and other structures or improvements themselves, are not in violation of, or in conflict with, any applicable zoning, environmental or health regulations or ordinance or any other similar Law, in each case other than any violation or conflict that would not reasonably be expected to result, individually or in the aggregate, in Losses in excess of $100,000; or

     (b) the Company and its Subsidiaries have not used, deposited, stored, or located at, on, under, or beneath any Real Property or portion thereof, any asbestos, asbestos-containing materials, PCB compounds or other pollutants, contaminants, or Hazardous Substances, except as would not reasonably be expected to exceed the amounts reflected as reserves therefor in the Latest Balance Sheet.

     4.11 Personal Property. Schedule 4.11 sets forth an accurate and complete list of all of the tangible personal property owned by the Company and its Subsidiaries with a book value, net of depreciation, on the Company Financial Statements of $1.00 or more. Schedule 4.11 also sets forth all leases of personal property binding upon the Company and its Subsidiaries or any of their assets or properties, and all items of personal property covered thereby. All of such tangible personal property is presently utilized by the Company and its Subsidiaries in the ordinary course of business.

     4.12 Inventory. All inventories of the Company and its Subsidiaries are of good, usable and merchantable quality. All such inventories as of the date of the Latest Balance Sheet are reflected on the Latest Balance Sheet at the lower of cost (determined on a first-in, first-out basis) or market in the ordinary course of business, all in accordance with GAAP applied on a consistent basis. Such inventories do not include any obsolete or discontinued items other than as have been properly reserved against in the Latest Balance Sheet. Since the date of the Latest Balance Sheet, no inventory items have been sold or disposed of except through sales in the ordinary course of business and at gross margins consistent with past practice.

     4.13 Accounts Receivable; Tooling; Engineering and Development.

     (a) All accounts, notes receivable and other receivables (other than receivables collected since the date of the Latest Balance Sheet) reflected on the Latest Balance Sheet are, and all accounts and notes receivable arising from or otherwise relating to the business of the Company and its Subsidiaries as of the Closing Date will be, valid, genuine and fully collectible in the aggregate amount thereof, subject to normal and customary trade discounts, less any reserves for doubtful accounts and other allowances recorded on the Latest Balance Sheet or established in the ordinary course thereafter. All accounts, notes receivable and other receivables arising out of or relating to the business and operations of the Company as of the date of the Latest Balance Sheet were included in the Latest Balance Sheet in accordance with GAAP.

     (b) All tooling inventory is free of defects and conforms to customer specifications. All tooling inventory reflected on the Latest Balance Sheet is, and all tooling inventory arising from or otherwise relating to the business of the Company and its Subsidiaries as of the Closing Date will be, supported by a purchase order from a customer and is fully collectible in the aggregate amount thereof.

     (c) All capitalized engineering and development expenses are supported by a contractual commitment or purchase order from a customer and are fully collectible in the aggregate amount thereof.

     4.14 Intellectual Property. Schedule 4.14 sets forth an accurate and complete list of all Company Intellectual Property and all Intellectual Property used by the Company and its Subsidiaries in the conduct of their businesses and operations as of the date hereof.

     (a) all of the Company Intellectual Property is owned by the Company or a Subsidiary of the Company free and clear of all Liens, and is not subject to any license, royalty or other agreement, and the Company and its Subsidiaries have not granted any license or agreed to pay or receive any royalty in respect of any Intellectual Property;

     (b) except for the Company Intellectual Property, all of the Intellectual Property used by the Company and its Subsidiaries is the subject of a valid license, and all royalties and other fees to be paid by the Company and its Subsidiaries with respect to such licenses are set forth on Schedule 4.14;

     (c) none of the Company Intellectual Property has been or is the subject of any pending or threatened litigation or claim of infringement, and the Company or a Subsidiary of the Company owns or possesses adequate rights in perpetuity to preclude any infringement;

     (d) to the knowledge of the Company, no Person is infringing the rights of the Company and its Subsidiaries with respect to the Company Intellectual Property;

     (e) no party to any license or royalty agreement to which the Company or a Subsidiary of the Company is a party is in breach or default, and no notice of termination has been given or is threatened;

     (f) the Company Intellectual Property that is a trademark, patent or copyright (or any registration, application, license or right relating to any of the foregoing) or is otherwise public does not infringe on any Intellectual Property or confidential or proprietary rights of any other Person in the United States or in the territories outside the United States in which the Company or a Subsidiary of the Company has operated prior to the Closing Date, and the Company and its Subsidiaries have not received any notice contesting their right to use any such Intellectual Property; to the knowledge of the Company, no other Company Intellectual Property infringes on any Intellectual Property or confidential or proprietary rights of any other Person in the United States or in the territories outside the United States in which the Company or a Subsidiary of the Company has operated prior to the Closing Date, and the Company and its Subsidiaries have not received any notice contesting their right to use any such Intellectual Property; and

     (g) the Company or a Subsidiary of the Company owns or possesses adequate rights in perpetuity in and to all Intellectual Property necessary to conduct its businesses and operations as presently conducted and as proposed to be conducted, in each case other than manufacturing "know-how" of individual employees.

     4.15 Contracts; No Default or Violations.

     (a) Schedule 4.15(a) sets forth an accurate and complete list of all the Contracts of the following types to which the Company or a Subsidiary of the Company is a party or by which it is bound, or to which any of their assets or properties is subject:

          (i) any collective bargaining agreement, as well as any document modifying, terminating or extending such agreement and any letters of understanding or side agreements with respect to such agreements, in each case whether oral or written;

          (ii) any Contract with any employee, officer, director, member, manager, or committee of the Company or any of the respective Affiliates of such individuals, or any Contract or other arrangement of any kind with any Seller, any Corporation or any Affiliate of any Seller or any Corporation;

          (iii) any Contract pursuant to which the Company or any Subsidiary of the Company is obligated, or may be reasonably expected, to pay, or entitled, or may be reasonably expected, to receive, in excess of $100,000 per annum, with a sales representative, manufacturer's representative, promoter, producer, sponsor, distributor, dealer, broker, sales agency, advertising agency or other Person engaged in sales, distributing or promotional activities, or any Contract to act as one of the foregoing on behalf of any Person; any Contract of any nature which involves the payment or series of payments or receipt of cash or other property, an unperformed commitment, or goods or services, or any combination thereof having a value in excess of $100,000; any Contract pursuant to which the Company or a Subsidiary of the

     Company has made or will make loans or advances, or has or will have incurred debts or become a guarantor or surety or pledged its credit on or otherwise become responsible with respect to any undertaking of another (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business);

          (iv) any indenture, credit agreement, loan agreement, note, mortgage, security agreement, lease of real property or personal property, loan commitment or other Contract or financing statement relating to Indebtedness, the borrowing of funds, an extension of credit or financing, in each case pursuant to which the Company or any Subsidiary of the Company is obligated, or may be reasonably expected, to pay, or entitled, or may be reasonably expected, to receive, in excess of $100,000 per annum;

          (v) any Contract involving a partnership, joint venture or other cooperative undertaking;

          (vi) any Contract involving any restrictions with respect to the geographical area of operations or scope or type of business of the Company or any Subsidiary of the Company or any executive or management employee of any of them;

          (vii) any power of attorney or agency agreement or arrangement with any Person pursuant to which such Person is granted the authority to act for, or on behalf of, the Company, or the Company is granted the authority to act for, or on behalf of, any Person;

          (viii) any Contract pursuant to which the Company or any Subsidiary of the Company is obligated, or may be reasonably expected, to pay, or entitled, or may be reasonably expected, to receive, in excess of $100,000 per annum, for which the full performance thereof may extend beyond 60 days from the Closing Date;

          (ix) any Contract (other than this Agreement and the Related Agreements) not made in the ordinary course of business which is to be performed in whole or in part at or after the Closing Date and pursuant to which the Company or any Subsidiary of the Company is obligated, or may be reasonably expected, to pay, or entitled, or may be reasonably expected, to receive, in excess of $100,000 per annum;

          (x) any Contract (other than this Agreement and the Related Agreements), whether or not fully performed, relating to any acquisition or disposition of the Company or any acquisition or disposition of all or substantially all of the assets of the Company, or any acquisition or disposition of any Subsidiary, division, or line of business;

          (xi) any Contract pursuant to which the Company or any Subsidiary of the Company is obligated, or may be reasonably expected, to pay, or entitled, or may be reasonably expected, to receive, in excess of $100,000 per annum, containing an option to purchase or sell any property, real or personal, tangible or intangible, or containing any right of first refusal to acquire or sell any such property;

          (xii) any Contract involving the licensing of any Intellectual Property; and

          (xiii) any Contract not specified above, the breach or termination of which would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

     (b) The Sellers have delivered to Purchaser accurate and complete copies of each Contract listed on Schedule 4.15, and Schedule 4.15 contains a written description of each oral arrangement of the kind listed. (i) All such Contracts and arrangements between the Company or any Subsidiaries of the Company, on the one hand, and the Company's Affiliates or any Seller, any Corporation or any Affiliate of any Seller or Corporation, on the other hand, are on terms that are no less favorable to the Company or such Subsidiary than the terms that could be obtained as of the date hereof from an unrelated third party; (ii) the cancellation of any such Contract would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
(iii) all such Contracts are valid and enforceable obligations of the Company or such Subsidiary and each other party thereto; and (iv) none of the Sellers, the Corporations or the Company or any Subsidiary of the Company has received any notice of default or termination with respect to any such Contract.

     (c) The Company and its Subsidiaries have not breached any provision of, nor are any of them in default under the terms of, any Contract to which any of them is a party or under which any of them has any rights or by which any of them or any of their assets or properties is bound, and no other party to any such Contract has breached such Contract or is in default (with or without notice or the passage of time, or both) thereunder.

     (d) The Company and its Subsidiaries are in compliance with, and no violation exists under, any and all applicable Laws.

     (e) No notice from any Governmental Authority has been received by the Company or any Subsidiary of the Company claiming any violation of any Law (including any building, zoning or other ordinance) or requiring any work, construction or expenditure, or asserting any Tax, assessment or penalty.

     (f) Schedule 4.15(f) sets forth an accurate and complete description in reasonable detail of any complaint or any repricing, giveback or discount (or request for any of the foregoing) pursuant to or in connection with the JCI Agreement.

     4.16 Permits. Schedule 4.16 sets forth an accurate and complete list of all licenses, certificates, permits, franchises, rights, code approvals and private product approvals (together, the "Permits") held by the Company or any Subsidiary of the Company. The Company, together with its Subsidiaries, holds all Permits, whether federal, state, local or foreign, that are necessary for the lawful operation of the businesses of the Company and its Subsidiaries as presently conducted and as proposed to be conducted, except where the failure to hold any such Permit would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     4.17 Insurance.

     (a) Schedule 4.17(a) sets forth an accurate and complete list of all policies of fire, liability, workers' compensation, title and other forms of insurance owned, held by or applicable to the Company and its Subsidiaries (or their assets or businesses), and the Sellers have previously delivered to Purchaser an accurate and complete copy of all such policies, including all occurrence-based policies applicable to the Company and its Subsidiaries (or their assets or businesses) for all periods prior to the Closing Date. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy, except with respect to any such cancellation or termination that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Such policies are sufficient, to the knowledge of the Company, for compliance with all requirements of Law and compliance with all Contracts to which the Company and its Subsidiaries are a party, and are valid, outstanding and enforceable policies. Such insurance policies provide types and amounts of insurance customarily obtained by businesses similar to the business of the Company and its Subsidiaries. The Company and its Subsidiaries have not been refused any insurance with respect to their assets or operations, and their coverage has not been limited by any insurance carrier to which any of them has applied for any such insurance or with which any of them has carried insurance during the last three (3) years.

     (b) Schedule 4.17(b) sets forth an accurate and complete list of all claims which have been made by the Company or any Subsidiary of the Company in the last three (3) years under any workers' compensation, general liability, property or other insurance policy applicable to the Company and its Subsidiaries or any of their properties. There are no pending or threatened claims under any insurance policy. Such claim information includes all available information with respect to each accident, loss, or other event, including (i) the identity of the claimant; (ii) the date of the occurrence; (iii) the status as of the report date; and (iv) the amounts paid or expected to be paid or recovered.

     4.18 Employee Benefit Plans; ERISA.

     (a) Schedule 4.18(a) sets forth an accurate and complete list of all "employee pension benefit plans" as defined in Section 3(2) of ERISA ("Pension Plans"), "welfare benefit plans" as defined in Section 3(1) of ERISA ("Welfare Plans") and stock bonus, stock option, restricted stock, stock appreciation right, stock purchase, bonus, incentive, deferred compensation, severance, and vacation plans, employment or consulting agreements, and all other employee benefit plans, programs, policies or arrangements, covering employees (or former employees) of the Company or its Subsidiaries, maintained or contributed to by the Company or its Subsidiaries or any of their ERISA Affiliates (as hereinafter defined), or to which the Company or its Subsidiaries or any of their ERISA Affiliates contributes or is obligated to make payments thereunder or otherwise may have any liability (collectively, the "Employee Benefit Plans"). For purposes of this Agreement, "ERISA Affiliate" shall mean any person (as defined in Section 3(9) of ERISA) that is or has been a member of any group of persons described in Section 414(b), (c), (m), (o) or (t) of the Code including the Company or a Subsidiary of the Company.

     (b) The Company and its Subsidiaries, and each of the Pension Plans and Welfare Plans, are in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable laws in connection with the Employee Benefit Plans. (c) All contributions to, and payments from, the Pension Plans that are required to have been made in accordance with the Pension Plans have been timely made.

     (d) Any Pension Plans intended to qualify under Section 401 of the Code have been determined by the IRS to be so qualified and no event has occurred and no condition exists with respect to the form or operation of such Pension Plans that would cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code.

     (e) Each Pension Plan that is not qualified under Code section 401(a) or 403(a) is exempt from Part 2, 3 and 4 of Title I of ERISA as an unfunded plan that is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, pursuant to Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. No assets of the Company are allocated to or held in a "rabbi trust" or similar funding vehicle.

     (f) There are (i) no investigations pending by any governmental entity (including the Pension Benefit Guaranty Corporation (the "PBGC")) involving the Pension Plans or Welfare Plans, and (ii) no pending or threatened claims (other than routine claims for benefits), suits or proceedings against any Pension Plan or Welfare Plan, against the assets of any of the trusts under any Pension Plan or Welfare Plan or against any fiduciary of any Pension Plan or Welfare Plan with respect to the operation of such plan or asserting any rights or claims to benefits under any Pension Plan or against the assets of any trust under such plan, nor, to the best of the Company's knowledge, are there any facts that would give rise to any material liability.

     (g) None of the Company, any of its Subsidiaries or any employee of the foregoing, nor any trustee, administrator, other fiduciary or any other "party in interest" or "disqualified person" with respect to the Pension Plans or Welfare Plans, has engaged in a "prohibited transaction" (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that could result in a material tax or penalty on the Company or any of its Subsidiaries under
Section 4975 of the Code or Section 502(i) of ERISA.

     (h) With respect to any employee benefit pension plan subject to
Section 412 of the Code or Section 302 of ERISA maintained by the Company, any Subsidiary of the Company or any ERISA Affiliate: (i) all contributions required to be made by the Company or any of its Subsidiaries or any ERISA Affiliate under Section 302 of ERISA and Section 412 of the Code have been timely made,
(ii) there has been no application for or waiver of the minimum funding standards imposed by Section 412 of the Code, and (iii) no such plan has incurred an "accumulated funding deficiency" within the meaning of Section 412(a) of the Code as of the end of the most recently completed plan year.

     (i) No employee benefit pension plan subject to Title IV of ERISA maintained by the Company, any Subsidiary of the Company or any ERISA Affiliate has been terminated or has been the subject of a "reportable event" (as defined in Section 4043 of ERISA and the regulations thereunder) for which the 30-day notice requirement has not been waived by the PBGC.

     (j) With respect to any Pension Plan subject to Title IV of ERISA, there is not any amount of "unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA) under such plan, and the Company has no knowledge of any facts or circumstances that would materially change the funded status of any such plan.

     (k) Neither the Company nor any Subsidiary of the Company nor any ERISA Affiliate has incurred, or is reasonably likely to incur, liability under Title IV of ERISA.

     (l) No Pension Plan is a "multiemployer plan" as defined in Section
3(37) of ERISA. With respect to each Pension Plan that is a multiemployer plan:
(i) no such plan has been terminated, and no proceeding has been initiated to terminate such plan; (ii) such plan is not, as of the date hereof, insolvent (as described in Section 4245 of ERISA) or in reorganization (as described in
Section 4241 of ERISA), and the Company does not know of any reason why such plan would become insolvent or in reorganization in the foreseeable future;
(iii) neither the Company nor any Subsidiary has incurred any liability on account of a partial withdrawal or complete withdrawal (within the meaning of Sections 4205 and 4203, respectively, of ERISA) from such plan, no such liability has been asserted, and there are no events or circumstances which could result in such partial or complete withdrawal; (iv) the Company, its Subsidiaries and ERISA Affiliates have made all contributions to such plan due or accrued as of the date hereof and will have made all such contributions as of the Closing Date; and (v) there would be no withdrawal liability with respect to such plan if the Company, a Subsidiary or an ERISA Affiliate were to withdraw from such plan on the Closing Date.

     (m) With respect to each of the Employee Benefit Plans, true, correct and complete copies of the following documents have been made available to
Parent: (i) the plan document and any related trust agreement, including amendments thereto, (ii) any current summary plan descriptions and other material communications to participants relating to the Employee Benefit Plans,
(iii) the most recent Forms 5500, if applicable, (iv) the most recent IRS determination letter, if applicable and (v) the most recent actuarial report or valuation with respect to each Pension Plan subject to Title IV of ERISA.

     (n) None of the Welfare Plans maintained by the Company or any of its Subsidiaries provide for continuing benefits or coverage for any participant or any beneficiary of a participant following termination of employment, except as may be required under Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA ("COBRA"), or except at the expense of the participant or the participant's beneficiary. The Company, its Subsidiaries, and any ERISA Affiliates which maintain a "group health plan" within the meaning of Section 5000(b)(1) of the Code have complied in all material respects with the "COBRA" notice and continuation requirements.

     (o) No liability under any Pension Plan or Welfare Plan has been funded nor has any such obligation been satisfied with the purchase of a contract from an insurance company as to which the Company or any of its Subsidiaries has received notice that such insurance company is in rehabilitation or a comparable proceeding.

     (p) As of the Closing, the Company, its Subsidiaries and any entity with which the Company or its Subsidiaries could be considered a single employer under 29 U.S.C. Section 2101(a)(1) or under any relevant case law, has not incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act, as it may be amended from time to time, and within the 90-day period immediately following the Closing, will not incur any such liability or obligation if, during such 90-day period, only terminations of employment in the normal course of operations occur.

     (q) The consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable to or in respect of any employee of the Company or any of its Subsidiaries.

     (r) The consummation of the transactions contemplated by this Agreement will not result in or satisfy a condition to the payment of compensation that would, in combination with any other payment, result in an "excess parachute payment" within the meaning of Section 280G(b) of the Code.

     (s) The Company has disclosed to Parent on Schedule 4.18(s) each
Foreign Plan (as hereinafter defined) to the extent the benefits provided thereunder are not mandated by the laws of the applicable foreign jurisdiction. The Company, each of its Subsidiaries and each of the Foreign Plans are in compliance with applicable laws and all required contributions have been made to the Foreign Plans, except where the failure to comply or make contributions would not, individually and in the aggregate, either impair the Company's ability to consummate the transactions contemplated hereby or have a Material Adverse Effect. Each of the Foreign Plans that is a funded defined benefit plan has a fair market value of plan assets that is greater than the plan's liabilities, as determined in accordance with applicable laws. Copies of the actuarial valuation reports or FAS 87 reports for such plans have been made available to the Parent. For purposes hereof, the term "Foreign Plan" shall mean any plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, the Company or any Subsidiary with respect to employees (or former employees) employed outside the United States.

     4.19 Employment and Labor Matters.

     (a) The Company and its Subsidiaries have no employment contract or consulting agreement currently in effect that is not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions).

     (b) The Company and its Subsidiaries (i) have not ever been nor are now subject to a union organizing effort, (ii) are not subject to any collective bargaining agreement with respect to any of their employees, (iii) are not currently negotiating any collective bargaining agreement, mid-term bargaining agreement, effects bargaining agreement or plant closure agreement with respect to any of their employees, (iv) are not subject to any other contract, written or oral, with any trade or labor union, employees' association or similar organization, and (v) have no current labor disputes. The Company and its Subsidiaries have good labor relations, and have no knowledge of any facts indicating that the consummation of the transactions contemplated hereby will have a material adverse effect on such labor relations, and have no knowledge that any key employees intends to leave their employ.

     (c) The Company and its Subsidiaries are in compliance with all Contracts relating to employment, employment practices, wages, hours and terms and conditions of employment of the employees. The Company and its Subsidiaries are in compliance with all applicable laws with respect to employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health.

     4.20 Capital Improvements. Schedule 4.20 sets forth an accurate and complete list of all capital improvements or purchases or other capital expenditures of the Company and its Subsidiaries that have not been completed prior to the date hereof, and also sets forth the cost and expense reasonably estimated to complete such work and purchases.

     4.21 Taxes.

     (a) All federal, state, local and foreign income, corporation and other Tax Returns have been timely filed by or for the Sellers and the Company and its Subsidiaries, or are subject to a valid extension of the filing date, for all periods through and including the Closing Date as required by applicable Law. All Taxes shown as due on all such Tax Returns and other filings, and all other Taxes of such entities, have been timely paid. Each such Tax Return and filing is accurate and complete. Schedule 4.21(a) sets forth an accurate and complete list of Tax Returns filed by the Company and its Subsidiaries at any time after January 1, 1999; a copy of each such Tax Return has previously been provided to Purchaser. None of the Sellers or the Company nor any Subsidiary of the Company currently has or will have any additional liability for Taxes with respect to any Tax Return or other filing heretofore filed or which was required by Law to be filed, other than: (i) as reflected as liabilities on the Company Financial Statements; or (ii) since the date of the latest Company Financial Statement, as have arisen in the ordinary course of business consistent with past practice.

     (b) No material Tax Return of the Company or its Subsidiaries is under audit or examination by any taxing authority, and no written notice of such an audit or examination has been received by any Seller or the Company or any of its Subsidiaries. Schedule 4.21(b) sets forth an accurate and complete list of all Tax audits of the Company or any of its Subsidiaries completed at any time after January 1, 1999 and an accurate and complete description in reasonable detail of any Tax audit or Tax claim with respect to the Company or any of its Subsidiaries that was initiated but not completed in that time. Each material deficiency resulting from any audit or examination relating to Taxes by any taxing authority has been paid, except for deficiencies being contested in good faith and described on Schedule 4.21(b).

     (c) All Taxes that the Company and its Subsidiaries are required by Law to withhold or collect, including sales and use taxes, and amounts required to be withheld for Taxes of employees and other withholding taxes, have been duly withheld or collected and, to the extent required, have been paid over to the proper Governmental Authorities or are held in separate bank accounts for such purpose. All information returns required to be filed by the Company or any of its Subsidiaries prior to the date hereof have been filed (and prior to the Closing Date will have been filed), and all statements required to be furnished to payees by the Company or any of its Subsidiaries prior to the date hereof have been furnished (and prior to the Closing Date will have been furnished) to such payees, and the information set forth on such information returns and statements is accurate and complete.

     (d) No Seller (other than Hohnel) is a "foreign person" as defined in
Section 1445(f)(3) of the Code.

     (e) The Company is and always has been classified as a partnership or a disregarded entity for federal income tax purposes.

     4.22 Product Claims. Schedule 4.22 sets forth an accurate and complete list of all notices, demands, claims, actions, notices of violation or investigation or classes of claims or lawsuits involving any product manufactured, produced, distributed or sold by or on behalf of the Company or any of its Subsidiaries (a "Product") that are pending or threatened by or on behalf of any Governmental Authority or any direct or indirect purchaser of any Product resulting from an alleged defect in design, manufacture, materials or workmanship of any Product, or any alleged failure to warn or from any breach of express or implied specifications or warranties or representations. There has not been, nor is there under consideration or investigation by the Company or any Subsidiary of the Company, any recall, rework, retrofit or post-sale warning concerning any Product or any recall conducted by or on behalf of any entity involving any Product.

     4.23 Environmental Matters.

     (a) (i) Each of the Company and its Subsidiaries is in compliance in all material respects with all Environmental Laws applicable to the properties, assets and businesses of the Company and its Subsidiaries and possesses and complies in all material respects with all Environmental Permits required under such Environmental Laws, and (ii) there are no present or past events, conditions, circumstances, practices, plans or legal requirements that have been asserted in writing to have violated any Environmental Law or that could reasonably be expected to materially increase the burden on the Company or its Subsidiaries of complying with Environmental Laws or of obtaining, renewing or complying with all Environmental Permits required under Environmental Laws in order to conduct the business of the Company and its Subsidiaries as currently conducted or as contemplated under the five-year business plan of the Company and its Subsidiaries.

     (b) (i) None of the Company and its Subsidiaries has received any Environmental Claim and (ii) there is no pending or, to the knowledge of the Company, threatened Environmental

Claim against the Company or its Subsidiaries or any Environmental Claim pending or threatened against any entity for which the Company or its Subsidiaries may be liable. (c) There are no Hazardous Materials or other conditions at, under or emanating from any property or facility owned, leased or operated by the Company or its Subsidiaries now or in the past that could reasonably be expected to give rise to a material Environmental Claim against or material liability of the Company or its Subsidiaries in excess of the amounts reflected as reserves therefor in the Latest Balance Sheet.

     (d) (i) No property owned, leased or operated or otherwise used by the Company or its Subsidiaries is (A) listed or proposed for listing on the National Priorities List promulgated under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), or (B) listed on the Comprehensive Environmental Response, Compensation, and Liability Information System promulgated under CERCLA or (C) listed on any comparable list promulgated or published by any Governmental Authority (including, without limitation, any such list relating to gasoline or petroleum or oil) and (ii) no Lien has been recorded under any Environmental Law with respect to any property, facility or asset owned, leased or operated by the Company or its Subsidiaries.

     (e) None of the Company and its Subsidiaries has assumed, contractually or by operation of Law, any liabilities or obligations of any third party under Environmental Laws.

     (f) The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby and the exercise by Parent and Purchaser of rights to own and operate the business of the Company and its Subsidiaries as currently conducted (i) will not affect the validity or require the transfer of any Environmental Permits held by the Company or its Subsidiaries under any Environmental Law and (ii) will not require any notification, disclosure, registration, reporting, filing, or investigatory, remedial, removal or other response action under any Environmental Law.

     (g) Schedule 4.23(g) sets forth an accurate and complete list of all Environmental Reports in the possession or control of the Company or its Subsidiaries. A copy of each such Environmental Report has previously been provided to Purchaser.

     4.24 Litigation.

     (a) There are no actions, suits, claims, notices of potential claims, requests for accommodation, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or threatened against or affecting the Company or any of its Subsidiaries, or any of their officers, directors, employees, managers, or agents in their capacity as such, or any of their respective properties, rights, assets, or businesses, and there are no facts or circumstances which may give rise to any of the foregoing. Any proceeding pending or threatened against the Company and its Subsidiaries is fully covered by insurance policies (or other indemnification agreements with third parties) and is being defended by the insurers (or such third parties), subject to such deductibles as are set forth in Schedule 4.24(a). The Company and its Subsidiaries are not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority. The Company and its Subsidiaries have not entered into any agreement to settle or compromise any proceeding pending or threatened against any of them which has involved any obligation other than the payment of money or for which any of them has any continuing obligation.

     (b) There are no claims, actions, suits, proceedings or investigations pending or threatened by or against the Company or any Subsidiary of the Company, any of their officers or any Seller with respect to this Agreement or the Related Agreements, or in connection with the transactions contemplated hereby or thereby, and no Seller has any reason to believe there is a valid basis for any such claim, action, suit, proceeding, or investigation.

     4.25 No Conflict of Interest. None of the Sellers or the Corporations nor any of their respective Affiliates has or claims to have any direct or indirect interest in any tangible or intangible property, rights, or assets used in the business of the Company and its Subsidiaries, except in the case of the Corporations as holders of Membership Interests.

     4.26 Bank Accounts. Schedule 4.26 sets forth a complete and accurate list of the names and locations of each bank or other financial institution at which the Company and its Subsidiaries have an account (giving the account numbers) or safe deposit box and the names of all Persons authorized to draw thereon or have access thereto, and the names of all Persons, if any, now holding powers of attorney or comparable delegation of authority from the Company and its Subsidiaries and a summary statement thereof.

     4.27 Additional Representations and Warranties by the Sellers.

     (a) Each Seller hereby acknowledges that Parent intends the offer and issuance of the Common Stock representing the Stock Consideration to such Seller to be exempt from registration under the Securities Act and applicable state securities laws by virtue of: (i) the status of each Seller as an Accredited Investor; and (ii) Regulation D promulgated under Section 4(2) of the Securities Act ("Regulation D").

     (b) Each Seller hereby represents and warrants that:

          (i) it is an Accredited Investor;

          (ii) it shall acquire the Common Stock for its own account and not with a view to or for sale in connection with any "sale," "offer for sale," "offer to sell," "offer," or "distribution" thereof within the meaning of the Securities Act;

          (iii) it has sufficient knowledge and experience in financial, tax, and business matters to enable it to evaluate the merits and risks of investment in the Common Stock; and it has the ability to bear the economic risk of acquiring the Common Stock; and

          (iv) it has been supplied with, or had access to, information to which a reasonable investor would attach significance in making an investment decision to acquire the Common

     Stock; and it has had an opportunity to ask questions of, and receive information and answers from, Purchaser concerning Purchaser and the Common Stock, and to assess and evaluate any information supplied to the Sellers. All questions concerning Purchaser and the Common Stock have been answered and all such information has been provided to the full satisfaction of the Seller.

     (c) Each Seller hereby acknowledges that:

          (i) this Agreement, the Related Agreements, and the transactions contemplated hereby and thereby involve complex tax and legal consequences for the Seller, and the Seller is relying solely on the advice of its own tax and legal advisors to evaluate such consequences;

          (ii) Purchaser has not made (or shall be deemed to have made) any representations or warranties concerning the tax or legal consequences of such transaction to the Seller;

          (iii) the Common Stock is not, and will not be, registered under the Securities Act or any state securities laws and cannot be resold without registration thereunder or exemption therefrom; and

          (iv) the certificates representing the unregistered Common Stock to be delivered at the Closing shall bear substantially the following legend:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred, or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the Company to the effect that such registration is not required."

     4.28 Brokers. None of the Sellers nor the Company has used any broker or finder in connection with the transactions contemplated hereby, and none of Parent, Purchaser nor any Affiliate of Parent or Purchaser has or shall have any liability or otherwise suffer or incur any Loss as a result of, or in connection with, any brokerage or finder's fee or other commission of any Person retained by any Seller or the Company in connection with this Agreement, the Related Agreements, or any of the transactions contemplated hereby or thereby.

     4.29 Imposition of Certain Liability. None of the Sellers nor the
Company has at any time taken any action or failed to take any action, as a result of which the Company has lost or will lose limited liability associated with the status of the Company as a limited liability company.

     4.30 Customers and Suppliers. Since January 1, 2000, none of the top five customers of or top ten suppliers (including subcontractors thereof) to the Company or any of its Subsidiaries, in each case measured by dollar volume for the twelve months ended as of December 31, 2000, has (i) notified any of the Company or its Subsidiaries that it intends to discontinue its relationship with the Company or its Subsidiaries, (ii) notified any of the Company or its Subsidiaries that it intends to reduce its trading with or provision of supplies to the Company or its Subsidiaries other than in the ordinary course of business, or (iii) materially changed the terms on which it is prepared to purchase from, trade with or supply the Company or its Subsidiaries pursuant to which the Company or any Subsidiary of the Company is obligated, or may be reasonably expected, to pay, or entitled, or may be reasonably expected, to receive, in excess of $100,000 per annum. Schedule 4.30 sets forth an accurate and complete list of each Contract with the customers and suppliers of the Company and its Subsidiaries pursuant to which any of them is obligated, or may be reasonably expected, to pay, or entitled, or may be reasonably expected, to receive in excess of $100,000 per annum. Copies of each such Contract and of each standard business agreement (i.e., purchase orders, invoices and the like) used by the Company and its Subsidiaries have previously been provided to Purchaser.

     4.31 Company Disclosure Schedule. The Sellers have previously provided to Purchaser accurate and complete copies of each document listed or referred to on the Company Disclosure Schedule.

     4.32 Accuracy of Statements.

     (a) Neither this Agreement, the Related Agreements, nor any written schedule, exhibit, written statement, written list, document, certificate or other written information furnished or to be furnished by, or on behalf of, the Company to Purchaser or any representative or Affiliate of Purchaser in connection with this Agreement, the Related Agreements, or any of the transactions contemplated hereby or thereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

     (b) Neither this Agreement, the Related Agreements, nor any written schedule, exhibit, written statement, written list, document, certificate or other written information furnished or to be furnished by, or on behalf of, the Sellers or the Corporations to Purchaser or any representative or Affiliate of Purchaser in connection with this Agreement, the Related Agreements, or any of the transactions contemplated hereby or thereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

     (c) This Agreement and the Company Disclosure Schedule together describe all material information about the business and operations of the Company and its Subsidiaries as presently conducted and as proposed to be conducted.

     4.33 Continuity of Enterprise and Ownership.

     (a) The Company operates at least one significant historic business, or owns at least a significant portion of its historic business assets, in each case within the meaning of Regulation ss. 1.368-1(d) under the Code.

     (b) The Sellers have no present plan, intention or arrangement to dispose of any of the Stock Consideration in a manner which would cause the Mergers to violate the continuity of interest requirement within the meaning of Reg. ss. 1.368-1(e) under the Code.

                                    ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

     Each of Parent and Purchaser jointly and severally represents and warrants to the Sellers that, except as set forth in the corresponding section or subsection of the C&A Disclosure Schedule (the "C&A Disclosure Schedule") delivered herewith:

     5.1 Existence and Power. Each of Parent and Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to own, lease and operate its properties and to conduct its business as they are now being owned, leased, operated and conducted.

     5.2 Due Authorization. Each of Parent and Purchaser has full power and authority to enter into this Agreement and the Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each of Parent and the Purchaser of this Agreement and the Related Agreements to which it is a party have been duly and validly approved and no other actions or proceedings on the part of Parent or Purchaser are necessary to authorize this Agreement, the Related Agreements to which it is a party and the transactions contemplated hereby and thereby. Each of Parent and Purchaser has duly and validly executed and delivered this Agreement and the Related Agreements to which it is a party. This Agreement and each such Related Agreement constitute (assuming, in each case, due execution and delivery by the other parties thereto) legal, valid and binding obligations of Parent or Purchaser, as the case may be, in each case enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

     5.3 Consents and Approvals; Authority Relative to This Agreement. No consent, authorization or approval of, filing or registration with, or cooperation from, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by Parent or Purchaser of this Agreement and the Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby, other than a Premerger Notification Form pursuant to the HSR Act.

     5.4 No Violation of Other Instruments or Laws. The execution and delivery of this Agreement and the Related Agreements do not and will not: (a) violate, breach or constitute any material event of default, or result in the acceleration of any material obligation, under any material contract, order, writ, injunction, arbitration award, judgment or decree to which Parent or Purchaser is a party or by which it is bound; (b) violate any Law or regulation of any Governmental Authority; or

(c) violate or conflict with any provision of any of, or cause the dissolution of Parent or Purchaser pursuant to, the certificate of incorporation, bylaws or similar organizational documents of Parent or Purchaser.

     5.5 Stock Consideration. The shares of Common Stock that constitute the Stock Consideration, when issued and delivered by Parent to the Sellers in accordance with the terms and conditions of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, free and clear of all Liens. The shares of Common Stock issuable upon exercise of the Warrants are duly authorized and, upon exercise of the Warrants, will be validly issued, fully paid and non-assessable, free and clear of all Liens created by or through Parent. No stockholder of Parent has preemptive rights with respect to the shares of Common Stock that constitute the Stock Consideration.

     5.6 Parent Disclosure Documents. Parent has made available to the Sellers true, correct and complete copies of its annual report on Form 10-K for the year ended December 31, 2000 and each report on Form 8-K since that date, if any (collectively, the "Parent Disclosure Documents"). Except as reflected in any subsequent amendment or supplement to a Parent Disclosure Document, no Parent Disclosure Document at the date on which such document was filed contained any misstatements of a material fact or omitted to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     5.7 Brokers. Neither Parent nor Purchaser has used any broker or finder in connection with the transactions contemplated hereby, and no Seller nor any Affiliate of any Seller has or shall have any liability or otherwise suffer or incur any Loss as a result of, or in connection with, any brokerage or finder's fee or other commission of any Person retained by Parent or Purchaser in connection with any of the transactions contemplated by this Agreement.

     5.8 Additional Representations and Warranties by Parent.

     (a) Parent and Purchaser hereby acknowledge that the Sellers intend the offer and sale of Membership Interests hereunder to be exempt from registration under the Securities Act and applicable state securities laws by virtue of: (i) the status of Parent and Purchaser as Accredited Investors; and
(ii) Regulation D.

     (b) Each of Parent and Purchaser hereby represents and warrants that:

          (i) it is an Accredited Investor;

          (ii) it shall acquire the Membership Interests for its own account and not with a view to or for sale in connection with any "sale," "offer for sale," "offer to sell," "offer," or "distribution" thereof within the meaning of the Securities Act;

          (iii) it has sufficient knowledge and experience in financial, tax, and business matters to enable it to evaluate the merits and risks of investment in the Membership Interests; and it has the ability to bear the economic risk of acquiring the Membership Interests; and

          (iv) it has been supplied with, or had access to, information to which a reasonable investor would attach significance in making an investment decision to acquire the Membership Interests; and it has had an opportunity to ask questions of, and receive information and answers from, the Sellers, the Corporations and the Company concerning the Company and the Membership Interests, and to assess and evaluate any information supplied to Parent and Purchaser. All questions concerning the Company and the Membership Interests have been answered and all such information has been provided to the full satisfaction of Parent and Purchaser.

     (c) Each of Parent and Purchaser hereby acknowledges that:

          (i) this Agreement, the Related Agreements, and the transactions contemplated hereby and thereby involve complex tax and legal consequences for Parent and Purchaser, and Parent and Purchaser are relying solely on the advice of their own tax and legal advisors to evaluate such consequences;

          (ii) no Seller, no Corporation nor the Company made (or shall be deemed to have made) any representations or warranties concerning the tax or legal consequences of such transaction to Parent or Purchaser; and

          (iii) the Membership Interests are not, and will not be, registered under the Securities Act or any state securities laws and cannot be resold without registration thereunder or exemption therefrom.

None of the representations in this Section 5.8 shall in any way limit or nullify any representation or warranty of any Seller, any Corporation or the Company elsewhere in this Agreement or in any Related Agreement.

     5.9 C&A Disclosure Schedule. Parent and Purchaser have previously provided to the Sellers accurate and complete copies of each document listed or referred to on the C&A Disclosure Schedule.

     5.10 Continuity of Business Enterprise. It is the present intention of Parent and Purchaser to continue at least one significant historic business of the Company, or to use at least a significant portion of the Company's historic business assets in a business, in each case within the meaning of Reg. ss. 1.368-1(d) promulgated under the Code.

                                   ARTICLE VI

                                    COVENANTS

     6.1 Implementing Agreement. On the terms and subject to the conditions hereof, from and after the date hereof, each party hereto shall use its commercially reasonable efforts to take all action required of it to fulfill its obligations under the terms of this Agreement and the Related Agreements to which it is a party, and to facilitate the consummation of the transactions contemplated hereby and thereby. The Sellers hereby agree that the Sellers shall not cause or permit any Corporation to sell, transfer or otherwise dispose of any Membership Interests or grant a Lien upon any Membership Interests (and shall not agree to do the foregoing), and shall not, directly or indirectly, cause or permit any Corporation to take any other action (or refrain from taking any other action) that would have the effect of preventing or disabling any Seller's performance of its obligations and the performance of the obligations of the Corporations and the Company under this Agreement or the Related Agreements to which it is a party. It is agreed that the Joan Stockholders will either be given rights pursuant to the Stockholders Agreement and the Registration Rights Agreement or other documentation containing terms not inconsistent with the Sellers' rights thereunder. The Sellers agree that, if separately documented, these rights will be accorded no different treatment under the terms of the Stockholders Agreement and the Registration Rights Agreement by virtue thereof.

     6.2 Access to Information and Facilities. From and after the date hereof, each Seller shall give Purchaser and Purchaser's representatives access during normal business hours to all of the facilities, properties, books, Contracts, commitments and records of the Company and its Subsidiaries, of each Corporation and of each Seller that relate to the Company and its Subsidiaries, and shall be available to Purchaser and its representatives and shall make the Company's officers, directors, members, managers, and employees available to Purchaser and its representatives as Purchaser and its representatives, in each case, shall from time to time request.

     6.3 Consents and Approvals. The Company and each Seller shall use its commercially reasonable efforts to obtain all consents, approvals, certificates and other documents required in connection with the performance by it of this Agreement and the Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby, including all consents and approvals by each party to any of the Contracts referred to in Schedule 4.3; provided, however, that no contact shall be made by the Company or any Seller or any representative of the Company or any Seller with any third party to obtain any such consent or approval except in accordance with a plan previously agreed by Purchaser. Each of the Company, the Sellers, Parent and Purchaser shall make all filings, applications, statements and reports to all Governmental Authorities and other Persons that are required to be made by it prior to the Closing Date by, or on behalf of, any such party pursuant to any applicable Law or Contract in connection with this Agreement and the Related Agreements, and the transactions contemplated hereby and thereby.

     6.4 Resignation of Officers and Directors. The Sellers shall cause each officer and manager of the Company and its Subsidiaries, if so requested by Purchaser, to tender his or her resignation from such position effective as of the Closing.

     6.5 Supplemental Information. From time to time after the date hereof, the Sellers shall promptly disclose in writing to Purchaser any matter hereafter arising which, if existing, occurring or known as of the date hereof or the Closing Date would have been required to be disclosed to Purchaser or which would render inaccurate any of the representations, warranties or statements set forth in Article IV. No information provided to a party pursuant to this Section
6.5 shall be deemed to cure any breach of any representation, warranty or covenant made in this Agreement.

     6.6 Use of Name. From and after the Closing Date, each Seller agrees that it shall not, and that it shall cause its Affiliates not to, directly or indirectly, use in any manner any trade name, trademark, service mark, logo, or other name owned or used by the Company and its Subsidiaries, or any trade name, trademark, service mark, logo, or other name that is similar thereto in sound or appearance, in each case other than as set forth in Schedule 6.6.

     6.7 Termination of Certain Agreements. Each Seller shall, and shall cause its Affiliates and the Company and its Subsidiaries to, effective as of the Closing, without any cost to the Company, terminate, rescind, cancel and render void and of no effect any and all Contracts between the Company, on the one hand, and the Sellers or any of their Affiliates (other than the Company), on the other hand, other than the Contracts set forth on Schedule 6.7. Each Seller agrees that, effective as of the Closing, all rights of the Seller to indemnification by the Company and its Subsidiaries (whether by Contract, Law or otherwise) other than by the Operating Agreement or by charter or by-law included in the Company Disclosure Schedules are hereby terminated, void, of no effect and unenforceable by such Seller.

     6.8 Confidentiality. Each Seller shall, and shall cause its respective Affiliates and the Company to, keep confidential and not disclose or furnish to any other Person, and not use for its own benefit or the benefit of any other Person, any confidential information, knowledge, or data concerning the business or affairs of the Company or Purchaser, except as required or permitted by the Related Agreements to fulfill its obligations thereunder. Each Seller agrees that, upon the request of Purchaser, it shall immediately deliver to Purchaser all papers, books, manuals, lists, correspondence and documents (in electronic format or otherwise) containing or relating to the confidential information of the Company or Purchaser, together with all copies thereof.

     6.9 Publicity. Each Seller, the Company, Parent and Purchaser agree that no public release or announcement concerning this Agreement and the transactions contemplated hereby shall be issued without the prior consent of the other parties, except as such release or announcement may be required by Law or the rules or regulations of any securities exchange.

     6.10 Preservation of Business. From and after the date hereof until the Closing Date, each Seller shall cause the Company and its Subsidiaries to operate only in the ordinary and usual course of business and consistent with past practice, and shall: (a) preserve intact the present business organization and personnel of the Company and its Subsidiaries; (b) preserve the goodwill and advantageous relationships of the Company and its Subsidiaries with customers, suppliers, independent contractors, members, managers, employees and other Persons material to the operation of its businesses; (c) preserve in full force and effect its permits and licenses; and (d) not permit any action or omission that would cause any of the representations or warranties of any Seller or the Company contained herein to become inaccurate or any of the covenants of any Seller or the Company to be breached. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, the Company shall not, and shall not cause or permit any of its Subsidiaries to, without the prior written consent of Purchaser:

          (i) waive, release or cancel any claims against third parties or debts owing to it, or any rights which have any value;

          (ii) make any changes in its accounting systems, policies, principles or practices;

          (iii) make any payment of any Campbell Sales Commissions; make any payment to Harold Russell, make any payment to William R. Buchanan in excess of $269,231 (including the February, 2001 payment for vacation pay); enter into, authorize, or permit any transaction with any Seller, any Corporation, or any Affiliate of any Seller or any Corporation or pay any dividend or make any other distribution in respect of the Membership Interests, in each case other than (1) payments contemplated by Section
     8.13 and (2) scheduled payments to Becker Ventures, LLC, Becker Aviation, LLC, Becker Properties Inc. and Becker-Stephenson LLC as required by the terms of agreements as in effect on March 20, 2001 and disclosed to Parent and Purchaser prior to such date;

          (iv) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any Membership Interests or any other securities of the Company or any Subsidiary of the Company, or amend any of the terms of any Membership Interests or such other securities;

          (v) amend the Operating Agreement, split, combine, or reclassify any Membership Interests (or any other securities), declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any Membership Interests (or any other securities), or redeem or otherwise acquire any Membership Interests (or any other securities) of the Company or any Subsidiary of the Company, in each case other than the distributions described on Schedule 6.10; (vi) make any borrowings, incur any Indebtedness or assume, guarantee, endorse (except for the negotiation or collection of negotiable instruments in the ordinary course of business and consistent with past practice) or otherwise become liable (whether directly, indirectly or contingently) for the obligations or Indebtedness of any other Person, or make any payment or repayment in respect of any obligations or Indebtedness, other than (A) accrued expenses in the ordinary course of business and consistent with past practice, and (B) drawings under existing loan commitments in the ordinary course of business and consistent with past practice and in amounts consistent with the representation in Section 4.6(b) and the condition in Section 8.10;

          (vii) make any loans, advances or capital contributions to, or investments in, any other Person;

          (viii) enter into, adopt, amend or terminate any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any di-rector, officer or employee, or increase in any manner the compensation or fringe benefits of any director, officer, member, manager or employee or pay any benefit not required by any existing plan and arrangement or enter into any contract, agreement, commitment or arrangement to do any of the foregoing, in each case other than increases in compensation and benefits of employees (other than the Sellers) in the ordinary course of business and consistent with past practice;

          (ix) acquire or lease any assets outside the ordinary course of business or any assets that are material to the Company and its Subsidiaries, taken as a whole or make any property subject to any Lien whatsoever other than Permitted Liens incurred in the ordinary course of business and consistent with past practice;

          (x) make any Tax election or settle or compromise any federal, state, local or foreign Tax liability, or waive or extend the statute of limitations in respect of any such Taxes;

          (xi) take or fail to take any actions which would be reasonably likely to prevent the Mergers from qualifying as a reorganization within the meaning of Section 368(a) of the Code with respect to which gain recognition is not required under Section 367(a) of the Code;

          (xii) authorize or make any capital expenditures which individually or in the aggregate are in excess of $100,000;

          (xiii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) or repay or discharge any Indebtedness other than the payments, discharges or satisfactions, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the Latest Balance Sheet or subsequently incurred in the ordinary course of business and consistent with past practice or collect, or accelerate the collection of, any amounts owed (including accounts receivable) other than collection in the ordinary course;

          (xiv) pay any amount, perform any obligation or agree to pay any amount or perform any obligation, in settlement or compromise of any suits or claims of liability against the Company or any of its Subsidiaries or any of their directors, officers, employees or agents;

          (xv) terminate, modify, amend or otherwise alter or change any of the terms or provisions of any Contract the terms of which provide for, individually or in the aggregate, amounts to be paid either to or by the Company or any Subsidiary in excess of $100,000, or pay any amount in excess of $100,000 not required by Law or by any Contract, in each case except to the extent expressly contemplated herein and other than, with respect to customer and supply contracts with persons other than Affiliates of the Company or any Seller, in the ordinary course of business and consistent with past practice and in consultation with Purchaser;

          (xvi) agree to any repricing, giveback or discount pursuant to or in connection with any Contract; or

          (xvii) take any action, or refrain from taking any action, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     6.11 Tax Matters.

     (a) Any federal Tax Return required to be filed by Parent or Purchaser relating to any Straddle Period shall be submitted (with copies of any relevant schedules, work papers and other documentation then available) to the Sellers for their approval not less than 45 days prior to the due date for the filing of such Tax Return, which approval shall not be unreasonably withheld or delayed. Each Seller shall have the option of providing to Parent or Purchaser at any time at least 30 days prior to the due date, written instructions as to how such Seller desires any item for which it may be liable reflected on such Tax Return. Parent shall cause the items for which such Seller is liable hereunder to be reflected in accordance with such Seller's instructions (unless, in the opinion of tax advisors to Parent, complying with such Seller's instructions would possibly subject Parent to any criminal penalty or to civil penalties under Sections 6662 through 6664 of the Code or similar provisions of applicable state, local or foreign Law).

     (b) Upon the written request of Parent setting forth in reasonable detail the computation of the amounts owed, each Seller shall pay to Parent, no later than five business days prior to the due date for the applicable Tax Return, the Taxes for which such Seller is liable pursuant to Section 6.11(d) and which are payable with any Tax Return to be filed by Parent with respect to any Straddle Period.

     (c) Within 90 days after the Closing Date, the Sellers shall prepare and provide to Parent a package of Tax information materials, including schedules and work papers but limited to those documents over which the Sellers or their accountants have control, required by Parent to enable Parent to prepare and file all Tax Returns required to be prepared and filed by it, it being understood that Parent has the obligation to prepare and file all such Tax Returns. The Sellers shall prepare such package in good faith in a manner consistent with past practice.

          (d) (i) To the extent permitted or required by law or administrative practice, (A) the taxable year of the Company and its Subsidiaries which includes the Closing Date shall be treated as closing on and including the Closing Date and, notwithstanding the foregoing, (B) all transactions whether or not in the ordinary course of business occurring after the Closing Date shall be reported on Parent's consolidated United States federal income Tax Return to the extent permitted by Treasury Regulation
     Section 1.1502-76(b) and shall be similarly reported on other Tax Returns of Parent or its Affiliates to the extent permitted by applicable Law.

          (ii) In determining any Seller's liability for Taxes pursuant to this Agreement, such Seller shall be credited with the amount of estimated Taxes of the Company paid by or on behalf of such Seller prior to the Closing. To the extent that such Seller's liability for fed-eral Taxes of the Company for a taxable year or period is less than the amount of estimated federal income Taxes previously paid by or on behalf of such Seller with respect to all or a portion of such taxable year or period, Parent shall pay such Seller the difference within five business days of the receipt of the Tax refund or in the case of amounts credited against Tax, the filing of the Tax Return relating to such income Taxes, whichever is later.

          (e) (i) Any federal Tax refund (including any interest in respect thereof) received by Parent in respect of the Company, and any amounts credited against Tax of the Company to which Parent becomes entitled (including by way of any amended federal Tax Return other than any carryback filing), that relate to any taxable period, or portion thereof, ending on or before the Closing Date, shall be for the account of the Sellers pro rata, and Parent shall pay over to the Sellers any such refund or the amount of any such credit within five days of receipt of such credit. Parent shall pay the Sellers interest at the rate prescribed under
     Section 6621(a)(1) of the Code, compounded daily, on any amount not paid when due under this Section 6.11(e). For purposes of this Section 6.11(e), where it is necessary to apportion a refund or credit between Parent and the Sellers for a Straddle Period, such refund or credit shall be apportioned between the period deemed to end at the close of the Closing Date and the period deemed to begin at the beginning of the day following the Closing Date on the basis of an interim closing of the books of Parent, except that refunds or credits of Taxes imposed on a period basis shall be allocated on a daily basis.

          (ii) Parent shall cooperate in obtaining any material federal Tax refund that any Seller reasonably believes should be available, including through filing appropriate forms with the applicable Governmental Authority.

          (f) (i) If the examination of any federal Tax Return of the Company for any taxable period ending on or before the Closing Date shall result (by settlement or otherwise) in any adjustment which permits Parent to increase deductions, losses or tax credits or decrease the income, gains or recapture of tax credits which would otherwise (but for such adjustments) have been reported or taken into account (including by way of any increase in basis) by Parent for one or more periods ending after the Closing Date, the Seller shall notify Parent and provide it with adequate information so that Parent can reflect on its Tax Returns such increases in deductions, losses or tax credits or decreases in income, gains or recapture of tax credits. Parent shall pay to each Seller, within 30 days of the receipt of such Tax Benefits, the amount of any resulting Tax Benefits.

          (ii) If the examination of any federal Tax Return of Parent for any taxable period ending after the Closing Date shall result (by settlement or otherwise) in any adjustment which permits any Seller to increase deductions, losses or tax credits or decrease the income, gains or recapture of tax credits which would otherwise (but for such adjustments) have been reported or taken into account (including by way of any increase in basis) by such Seller for one or more periods ending on or before the Closing Date, Parent, shall notify each Seller and provide it with adequate information so that such Seller can reflect on its Tax Returns such increases in deductions, losses or tax credits or decreases in income, gains or recapture of tax credits. Each Seller shall pay to Parent, within 30 days of the receipt of such information, the amount of any resulting Tax Benefits.

          (g) (i) Parent shall not take any action which Parent knows would (A) increase any Seller's liability for Taxes (including any liability of any Seller to indemnify Parent for Taxes pursuant to this Agreement) or (B) result in, or change the character of, any income or gain that any Seller must report on any federal Tax Return.

          (ii) Parent shall not amend, refile or otherwise modify any federal Tax Return relating in whole or in part to the Company with respect to any taxable year or period ending on or before the Closing Date (or with respect to any Straddle Period) without the prior written consent of the Sellers, which consent shall not be unreasonably withheld or delayed.

     (h) After the Closing Date, each of Parent and the Sellers shall (and shall cause their respective Affiliates to) (i) assist the other party in preparing any Tax Returns which such other party is responsible for preparing and filing, and (ii) cooperate fully in preparing for any audits of, or disputes with any Tax Authority regarding, any Tax. The Sellers shall not dispose of any Tax work papers, books or records relating to the Company or its Subsidiaries during the six-year period following the Closing Date, and thereafter shall give Parent reasonable written notice before disposing of such items.

     (i) Parent shall not make any election under Section 338(g) of the Code (or any analogous provision of state, local, or foreign law) with respect to any Subsidiary of the Company without the prior written consent of the Sellers, which consent shall not be unreasonably withheld or delayed. If the Sellers do so consent, Parent shall be liable for, and shall pay, any Tax attributable to, or resulting from, the making of such election and will indemnify the Sellers from and against any Tax liability or other adverse consequences attributable to, or resulting directly or indirectly from, the making of such election. Any indemnification obligation of Parent pursuant to this Section 6.11(i) shall be increased by the relevant After Tax Amount. For purposes of this Section 6.11(i), "After Tax Amount" means any additional amount necessary to reflect the tax consequences of the receipt or accrual of such reimbursement payment (including the payment of an additional amount or amounts hereunder) determined by using the actual marginal federal, state, foreign or local rates for the relevant taxable period.

     (j) Notwithstanding any other provision of this Agreement, Sellers shall indemnify Parent from and against and in respect of any and all Losses incurred by Parent, which may be imposed on, sustained, incurred or suffered by or assessed against Parent, directly or indirectly, to the extent relating to or arising out of any liability for Indemnified Taxes imposed on the Sellers or the Company or its Subsidiaries or predecessors of any of the foregoing (other than JCI) for any taxable year or period that ends on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period deemed to end on and include the Closing Date.

     (k) Notwithstanding any other provision of this Agreement, Parent shall indemnify the Sellers from and against and in respect of any and all Losses incurred by the Sellers, which may be imposed on, sustained, incurred or suffered by or assessed against the Company, directly or indirectly, to the extent relating to or arising out of:

          (i) any liability for Taxes (other than Indemnified Taxes) imposed on any of the Company or its Subsidiaries; and

          (ii) any liability, or increase in a liability, for Taxes imposed on any Seller as a result of any failure by Parent to perform or comply with its obligations under Section 6.11(g)(i) of this Agreement.

     (l) (i) Notice. After the Closing Date, Parent and the Sellers each shall notify the other party in writing within 20 days of the notice of the commencement of any Tax audit or administrative or judicial proceeding affecting the Taxes of the Company or its Subsidiaries, which, if determined adversely to the taxpayer (the "Tax Indemnitee") or after the lapse of time, would be grounds for indemnification under this Section 6.11 by the other party (the "Tax Indemnitor"). Such notice shall contain factual information describing any asserted Tax liability in reasonable detail and shall include copies of any notice or other document received from any Tax Authority in respect of any such asserted Tax liability. If Parent or any Seller fails to give the other party prompt notice of an asserted Tax liability as required under this Agreement, if such failure to give prompt notice results in a detriment to the Tax Indemnitor, then any amount which the Tax Indemnitor is otherwise required to pay pursuant to this Section 6.11 with respect to such liability shall be reduced by the amount of such detriment.

          (ii) Control of Contests Involving Pre-Closing Periods or Straddle Periods. In the case of an audit or administrative or judicial proceeding involving any asserted liability for Taxes relating to any taxable years or periods ending on or before the Closing Date or any Straddle Period, the Sellers shall have the right, at their expense, to control the conduct of such audit or proceeding; provided, however, that Parent may participate in the conduct of such audit or proceeding at its own expense and the Sellers shall not settle any such audit or proceeding without the consent of Parent, which consent shall not be unreasonably withheld or delayed.

          (iii) Control of Contests Involving Post-Closing Periods. In the case of an audit or administrative or judicial proceeding involving any asserted liability for Taxes relating to any taxable years or periods beginning on or after the Closing Date, Parent shall have the right, at its expense, to control the conduct of such audit or proceeding; provided, however, that if such audit or proceeding would be reasonably expected to result in a material increase in Tax liability of the Company for which the Sellers would be liable under this Section 6.11, the Sellers may participate in the conduct of such audit or proceeding at their own expense and Parent shall not settle any such audit or proceeding without the consent of the Sellers, which consent shall not be unreasonably withheld.

     6.12 Maintenance of Insurance. The Sellers shall cause the Company to continue to carry its existing insurance through the Closing Date, and shall not allow any breach, default, termination or cancellation of such insurance policies or agreements to occur or exist.

     6.13 Accounts Receivable. From and after the date hereof until the Closing Date, each Seller shall, and shall cause the Company and its Subsidiaries to, use their best efforts to cause the Company's accounts receivable to qualify for inclusion in the existing accounts receivable purchase facility and related documentation in respect of which Purchaser and its Subsidiaries are sellers of accounts receivable.

     6.14 Operation of Corporations. From and after the date hereof until the Closing Date, each Seller shall cause each Corporation not to own any assets other than the Membership Interests owned by it on the date hereof, and shall cause each Corporation not to enter into any Contract or to participate in any joint venture, partnership or similar arrangement and not to conduct any business or operations.

                                   ARTICLE VII

                CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH PARTY

     The obligations of Parent, Purchaser and each Seller to consummate the Transactions are subject to the satisfaction of the following conditions:

     7.1 Non-Compete Agreements. Each Seller shall have entered into a Non-Compete Agreement with Purchaser for an aggregate payments to all Sellers of $18,000,000 ratably over five years, and each such agreement shall be in full force and effect.

     7.2 HSR Act. Any applicable waiting period under the HSR Act shall have expired or been terminated.

     7.3 Shareholder Approval. As to each Seller, the issuance of the Merger Consideration pursuant to this Agreement, if required by the rules of the New York Stock Exchange, shall have been approved by the requisite vote or consent of the holders of the issued and outstanding shares of capital stock of Parent and, as to Parent and Purchaser, 21 days shall have passed since the mailing of an Information Statement prepared pursuant to the Securities Exchange Act of 1934 describing the aforementioned vote (by written consent or otherwise).

     7.4 Becker Appointment. Becker shall be willing and able to serve as and shall have been appointed to the Board of Directors of Parent as Vice Chairman.

     7.5 Actions or Proceedings. No action or proceeding by any Governmental Authority or other Person shall have been instituted or threatened, and no event or circumstance having a prospective effect shall have occurred,
(a) that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, operations, assets, liabilities, results of operations, cash flows, condition (financial or otherwise) or prospects of the Company or Pur-chaser (together with their consolidated Subsidiaries); or (b) that would reasonably be expected to result in the enjoining, restraining or prohibition of, or result in substantial damages in respect of, any provision of this Agreement or the Related Agreements or the consummation of the Transactions or the effective operation of any material portion of the business of the Company or Purchaser or any integration of any operations of the Company with those of Purchaser and its Affiliates.

     7.6 New York Stock Exchange. The Common Stock representing the Stock Consideration shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

                                  ARTICLE VIII

           CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND PURCHASER

     The obligations of Parent and Purchaser to consummate the Transactions are subject to the waiver or satisfaction of the following conditions:

     8.1 Warranties True as of Both Present Date and Closing Date. The representations and warranties of each Seller and the Company contained herein shall have been accurate and complete on and as of the date hereof, and shall also be accurate and complete on and as of the Closing Date (as updated pursuant to Section 6.5), except for representations and warranties that are made as of a specific date, which shall be accurate and complete as of such date, and except for any failure of any representation or warranty to be true so long as Parent and Purchaser would not have a right to terminate this Agreement pursuant to
Section 11.1(c) (it being understood that should any such failure result in a default or event of default under any material debt instrument of Parent or its Subsidiaries in connection with the consummation of the Transactions, Parent, Purchaser and Sellers will be required to collectively use reasonable best efforts to resolve the problem in a manner which permits financing of the Transactions as contemplated).

     8.2 Compliance with Agreements and Covenants. Each Seller and the
Company shall have performed and complied with all of its covenants, obligations and agreements contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

     8.3 Consents and Approvals. The Company shall have furnished written evidence reasonably satisfactory to Purchaser that all consents and approvals required for the consummation of the Transactions or the ownership and operation by Purchaser of the Company and its Subsidiaries and their businesses and operations have been obtained, and all required filings have been made, including (without limitation) those set forth on Schedule 4.3.

     8.4 Stockholders Agreement. Each Seller shall have entered into the Stockholders Agreement, and such agreement shall be in full force and effect.

     8.5 EPP Rights; Termination of Agreements; Amendment of Certain
Agreements. The Company shall have furnished written evidence satisfactory to Purchaser that Gerald Edwards has waived any right to purchase the Company's ownership interest in EPP and waived any right to sell ownership interests in EPP owned by him to the Company or any Affiliate of the Company. The Company shall have furnished written evidence satisfactory to Purchaser that each of the Management Agreement and the Manufacturers Agreement has been terminated without further liability or obligation, whether accrued, absolute, contingent or otherwise, whether due or to become due, to the Company or any of its Subsidiaries. Becker shall have entered into an amendment to the Becker Agreement with JCI in form and substance satisfactory to Parent and Purchaser, and such amendment shall be in full force and effect. All supply agreements between EPP and its Affiliates, on the one hand, and the Company and its Affiliates, on the other hand, shall be in form and substance satisfactory to Parent and Purchaser.

     8.6 Financial Statements. The Company shall have furnished to Purchaser all financial statements of the Company for such periods and containing such information sufficient to permit Parent to comply with the requirements of Form 8-K under the Exchange Act; provided, however, that Purchaser shall be solely responsible for the expense of preparing any consolidated financial statements required to be filed with Form 8-K.

     8.7 Documents. Purchaser shall have received each agreement, document and item specified in Section 10.1.

     8.8 Obligations to Affiliates; Working Capital. The Company and its Subsidiaries shall have no Indebtedness whatsoever other than as described in
Schedule 3.2(b) and the $1.0 million guaranty of Indebtedness of EPP identified on Schedule 4.6(b), and the Company and its Subsidiaries shall have no liability, Indebtedness or obligations, whether accrued, absolute, contingent or otherwise, whether due or to become due, to or with respect to Becker Aviation, LLC, Becker Europe GmbH, Becker Ventures, LLC, Harold Russell or in respect of the Campbell Sales Commissions. The Company shall have Working Capital in an amount consistent with past practices as previously disclosed to Purchaser. The Company and its Subsidiaries shall have no liability, Indebtedness or other obligations, whether accrued, absolute, contingent or otherwise, whether due or to become due, to or with respect to William R. Buchanan in excess of $240,793.

     8.9 Assets. The Company shall have furnished written evidence satisfactory to Purchaser that it has no equity interest or other ownership in Becker Aviation, LLC or Becker Europe GmbH.

     8.10 Existing Indebtedness. On the Closing Date, (i) the Company and its Subsidiaries shall have outstanding only the Indebtedness set forth on
Schedule 3.2(b), the up to $4.25 million letter of credit for workers compensation identified on Schedule 4.6(b) and the $1.0 million guaranty of Indebtedness of EPP identified on Schedule 4.6(b), (ii) there shall have been no modifications, waivers or amendments thereof since the date hereof, (iii) no default or event of default shall exist in respect thereof and (iv) the Debt Repayment Amount shall not exceed $60,000,000. All notices and other conditions which must be met in order to permit Purchaser to repay the Debt Repayment Amount and extinguish all liabilities and commitments in respect of all Indebtedness of the Company and its Subsidiaries, other than the up to $4.25 million letter of credit for workers compensation and the $1.0 million guaranty of Indebtedness of EPP identified on Schedule 4.6(b), and secure all necessary releases from the creditors in respect thereof shall have been made or obtained. All commitments for any other Indebtedness (excluding the up to $4.25 million letter of credit and the $1.0 million guaranty of Indebtedness of EPP identified on Schedule 4.6(b)) shall have been terminated.

     8.11 Audited Financial Statements. The Company shall have delivered audited consolidated financial statements of the Company as of December 31, 2000, consisting of the consolidated balance sheets at such date and the related consolidated statements of earnings and retained earnings and cash flows for the year then ended. Such audited financial statements shall be consistent with draft financial statements delivered to Purchaser prior to the date hereof and shall reflect the capitalization of approximately $3,385,000 of engineering and development expenses. Such audited financial statements shall be accompanied by a report of Ernst & Young in form and substance satisfactory to Parent and Purchaser in all respects.

     8.12 Lease Amendment. The Company shall have entered into agreements or amendments to leases with respect to the leases of certain properties and related matters described in the side letter addressed to Parent and Purchaser prior to the date hereof. All such documentation shall be in form and substance satisfactory to Parent and Purchaser and consistent with the aforementioned side letter and in full force and effect.

     8.13 Campbell Sales Commissions. The Company shall have entered into a settlement agreement with Becker/Campbell, L.L.C. with respect to the Campbell Sales Commissions and the Manufacturers Agreement in form and substance satisfactory to Purchaser providing for total payments by the Company and its Subsidiaries and EPP which, together with all other payments made under such agreement by the Company and its Subsidiaries and EPP after January 1, 2001, do not exceed $1,900,000.

     8.14 No Material Adverse Change. No Material Adverse Change shall have occurred since the date of the Latest Balance Sheet, and no event shall have occurred which, in the reasonable judgment of Purchaser, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                                   ARTICLE IX

               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SEllERS

     The obligations of the Sellers to consummate the Transactions are subject to the waiver or satisfaction of the following conditions:

     9.1 Warranties True as of Both Present Date and Closing Date. The representations and warranties of Parent and Purchaser contained herein shall have been accurate and complete on and as of the date hereof, and shall also be accurate and complete as of the Closing Date, except for representations and warranties that are made as of a specific date, which shall be accurate and complete as of such date.

     9.2 Compliance with Agreements and Covenants. Each of Parent and Purchaser shall have performed and complied with all of its covenants, obligations and agreements contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

     9.3 Documents. The Sellers shall have received all of the agreements, documents and items specified in Section 10.2.

     9.4 Registration Rights Agreement; Stockholders Agreement. Parent and Heartland shall have entered into the Registration Rights Agreement and the Stockholders Agreement, and each such agreement shall be in full force and effect.

     9.5 Consents and Approvals. Parent and Purchaser shall have furnished written evidence reasonably satisfactory to the Sellers that all consents and approvals required for the consummation of the transactions contemplated hereby have been obtained, including without limitation consents and approvals of Parent's shareholders and the board of directors of each, and that all required filings with the New York Stock Exchange have been made.

                                    ARTICLE X

                                     CLOSING

     10.1 Deliveries by the Sellers and the Company. At the Closing, in addition to any other documents or agreements required under this Agreement, each Seller shall deliver to Parent and Purchaser the following:

     (a) Receipts for the Cash Payment and the Merger Consideration delivered to the Sellers at the Closing;

     (b) A written statement from each Person holding a Lien to secure Indebtedness upon any of the assets of the Company and its Subsidiaries or upon any Membership Interests, and each creditor with respect to any Indebtedness, confirming the repayment of the Indebtedness and the release as of the Closing Date of: (i) any such Lien; and (ii) all obligations under any and all Contracts relating thereto;

     (c) A certificate dated the Closing Date of the Sellers certifying as to the matters set forth in Section 8.1 and Section 8.2, and attached to such certificate shall be a written statement of all matters that shall have been disclosed pursuant to Section 6.5;

     (d) A certificate of the members of the Company certifying resolutions of the Company approving and authorizing the execution, delivery and performance of this Agreement and the Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of the Company);

     (e) A certified copy of the Membership Interest Register of the Company (or similar records of the Company reflecting the current members of the Company, and the Membership Interests of such Persons) as of the Closing Date, reflecting that the Corporations are the registered owners of all of the issued and outstanding Membership Interests, certified by the secretary of the Company or equivalent Person;

     (f) The Articles of Organization, certificate of formation, or similar instruments of the Company certified by the Secretary of State or equivalent Person of the jurisdiction of organization (dated as of a recent date), and Operating Agreement or similar instruments of the Company, certified by the Secretary of State or equivalent Person of the jurisdiction of organization (dated as of a recent date);

     (g) The certificate of incorporation, certificate of formation, or similar instruments of each Corporation certified by the Secretary of State or equivalent Person of the jurisdiction of organization (dated as of a recent date);

     (h) Certificates of Good Standing for the Company from the State of Michigan (dated as of a recent date); and

     (i) Certificates of Good Standing for each Corporation from the State of Michigan (dated as of a recent date).

     10.2 Deliveries by Parent and Purchaser. At the Closing, in addition to the delivery of any other documents required under this Agreement:

     (a) Parent shall deliver to the Sellers the Merger Consideration;

     (b) Purchaser shall deliver to the Sellers the Cash Payment;

     (c) Parent and Purchaser shall each deliver to the Sellers a certificate, dated the Closing Date, of an executive officer of Parent or Purchaser, as the case may be, certifying as to the matters set forth in Section
9.1 and Section 9.2; and

     (d) Parent and Purchaser shall each deliver to the Sellers certified resolutions of their board of directors, approving and authorizing the execution, delivery and performance of this Agreement and the Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of Parent or Purchaser, as the case may be).

                                   ARTICLE XI

                                   TERMINATION

     11.1 Termination. This Agreement may be terminated at any time on or prior to the Closing Date:

     (a) by mutual written consent of the Sellers and Parent and Purchaser;

     (b) by either the Sellers or Parent and Purchaser, if:

          (i) the Closing has not occurred on or before June 30, 2001 (the "End Date"), provided that the right to terminate this Agreement pursuant to this Section 11.1(b)(i) shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Closing to occur by that time; or

          (ii) there shall be any law or regulation that makes consummation of the Closing illegal or otherwise prohibited or any judgment, injunction, order or decree of any Governmental Authority having competent jurisdiction enjoining the Sellers or the Company or Purchaser from consummating the Closing is entered and such judgment, injunction, order or decree shall have become final and nonappealable;

     (c) by Purchaser and Parent, if there shall have been any material breach of any covenant, representation or warranty of any Seller hereunder (disregarding for purposes of this clause (c) any materiality limitations in such covenant, representation or warranty), and (i) such breach is incapable of being remedied by the End Date or shall not have been remedied within ten (10) Business Days after receipt by the Sellers of a written notice from Parent or Purchaser specifying the breach and requesting such be remedied and (ii) so long as such breach is not the result of any fraud or willful breach on the part of any Seller, such breach (together with all other breaches by the Sellers) if not remedied, would reasonably be expected to result, individually or in the aggregate, in Losses in excess of $10,000,000; or

     (d) by the Sellers, if there shall have been any material breach of any covenant, representation or warranty of Parent or Purchaser hereunder (disregarding for purposes of this clause (d) any materiality limitations in such covenant, representation or warranty), and (i) such breach is incapable of being remedied by the End Date or shall not have been remedied within ten (10) Business Days after receipt by Parent or Purchaser of written notice from the Sellers specifying the breach and requesting such be remedied and (ii) so long as such breach is not the result of any fraud or willful breach on the part of Parent or Purchaser, such breach (together with all other breaches by Parent and Purchaser) if not remedied, would reasonably be expected to result, individually or in the aggregate, in Losses in excess of $10,000,000.

     11.2 Effect of Termination. If this Agreement is terminated pursuant to
Section 11.1, all obligations of the parties hereunder shall terminate, except for the obligations set forth in Sections 6.8, 6.9, 13.1, 13.8, 13.9 and this
Section 11.2 and Article XII, which shall survive the termination of this Agreement, and except that no such termination shall relieve any party from liability for any prior knowing or willful breach of this Agreement.

                                   ARTICLE XII

                                 INDEMNIFICATION

     12.1 Survival. The representations and warranties of the parties hereto contained herein shall not survive the Closing.

     12.2 Indemnification by the Sellers. Subject to the terms and conditions of the preamble to Article IV, each Seller jointly and severally agrees to indemnify each of the Purchaser Indemnified Parties against, and agrees to hold each of them harmless from, any and all Losses incurred or suffered by them relating to, arising out of, or in connection with, any of the following:

     (a) any fraud or willful breach on the part of any Seller or the Company with respect to any provision of this Agreement or the Related Agreements or any other document delivered at Closing;

     (b) any knowing or willful breach of, or knowing or willful failure by any Seller to perform, any covenant or obligation of such Seller (x) set out or contemplated in this Agreement or any Related Agreement or any document delivered at Closing to the extent it is to be performed following the Closing, or (y) described in Section 6.1, 6.5, 6.6 or 6.10;

     (c) any costs, expenses, Taxes or other liabilities of the Company, any Subsidiary, the Sellers or any Corporation arising out of or in connection with (i) dispositions (whether by sale, liquidation, closing, etc.) by the Company of its interests in Becker Aviation, LLC and Becker Europe GmbH (including severance, pension, insurance and other benefits to employees), (ii) the termination by the Company of the Management Agreement, (iii) the termination of William R. Buchanan (but only amounts in excess of $269,231, including payments of vacation pay in February, 2001), (iv) the termination of Harold Russell and (v) the Campbell Sales Commissions or the Manufacturers Agreement (but only amounts in excess of that contemplated by Section 8.13); and

     (d) any costs, expenses, Taxes or other liabilities of the Company, any Subsidiary, the Sellers or any Corporation arising out of or in connection with the Detrex Claim; provided that the Sellers shall not be liable for 50% of the first $100,000 of the Losses incurred or suffered by the Purchaser Indemnified Parties.

     12.3 Indemnification by Purchaser. Purchaser agrees to indemnify the Sellers against, and agrees to hold each of them harmless from, any and all Losses incurred or suffered by them relating to, or arising out of, or in connection with, any of the following:

     (a) any fraud or willful breach on the part of Parent or Purchaser with respect to any provision of this Agreement or the Related Agreements or any other document delivered at Closing; and

     (b) any knowing or willful breach of, or failure by Purchaser to perform, any covenant or obligation of Purchaser (x) set out or contemplated in this Agreement or any Related

Agreement or any document delivered at Closing to the extent it is to be performed following the Closing, or (y) described in Section 6.1.

     12.4 Claims.

     (a) The provisions of this section shall be subject to Section 12.5.
As soon as is reasonably practicable after becoming aware of a claim for indemnification under this Agreement or any Related Agreement, the Indemnified Person shall promptly give notice to the Indemnifying Person of such claim and the amount the Indemnified Person will be entitled to receive hereunder from the Indemnifying Person; provided that the failure of the Indemnified Person to give notice shall not relieve the Indemnifying Person of its obligations under this
Article XII except to the extent (if any) that the Indemnifying Person shall have been prejudiced thereby. If the Indemnifying Person does not object in writing to such indemnification claim within 30 calendar days of receiving notice thereof, the Indemnified Person shall be entitled to recover promptly from the Indemnifying Person the amount of such claim (but such recovery shall not limit the amount of any additional indemnification to which the Indemnified Person may be entitled pursuant to Section 12.2 or Section 12.3), and no later objection by the Indemnifying Person shall be permitted. If the Indemnifying Person agrees that it has an indemnification obligation but objects that it is obligated to pay only a lesser amount, the Indemnified Person shall nevertheless be entitled to recover promptly from the Indemnifying Person the lesser amount, without prejudice to the Indemnified Person's claim for the difference.

     (b) The liability of the Sellers and Purchaser under this Article XII shall be reduced by an amount equal to (i) the value of any net Tax benefit realized by the Indemnified Person (by reason of a Tax deduction, basis adjustment, shifting of income, credits and/or deductions, or otherwise from one or more fiscal periods to another resulting, in each case, from any Loss suffered by the Indemnified Person that forms the basis of the Indemnifying Person's obligation hereunder), giving effect to any Tax liabilities of the Indemnified Person arising as a result of any payments made by an Indemnifying Person with respect to such claim for indemnification; and (ii) the value of insurance benefit realized by the Indemnified Person in connection with any Loss suffered by such Person that forms the basis of the Indemnifying Person's obligation hereunder.

     12.5 Notice of Third Party Claims; Assumption of Defense. The
Indemnified Person shall give written notice as promptly as is reasonably practicable to the Indemnifying Person of the assertion of any claim, or the commencement of any suit, action or proceeding, by any Person not a party hereto in respect of which indemnity may be sought under this Agreement; provided that the failure of the Indemnified Person to give notice shall not relieve the Indemnifying Person of its obligations under this Article XII except to the extent (if any) that the Indemnifying Person shall have been prejudiced thereby. The Indemnifying Person may, at its own expense: (a) participate in the defense of any claim, suit, action or proceeding; and (b) upon notice to the Indemnified Person and the Indemnifying Person's delivering to the Indemnified Person a written agreement that the Indemnified Person is entitled to indemnification pursuant to Section 12.2 or Section 12.3 for all Losses arising out of such claim, suit, action or proceeding and that the Indemnifying Person shall be liable for the entire amount of any Loss, at any time during the course of any such claim, suit, action or proceeding, assume the defense thereof; provided, however, that: (i) the Indemnifying Person's counsel is rea-sonably satisfactory to the Indemnified Person, and (ii) the Indemnifying Person shall thereafter consult with the Indemnified Person upon the Indemnified Person's reasonable request for such consultation from time to time with respect to such claim, suit, action or proceeding. If the Indemnifying Person assumes such defense, the Indemnified Person shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Person. If, however, the Indemnified Person reasonably determines in its judgment that representation by the Indemnifying Person's counsel of both the Indemnifying Person and the Indemnified Person would present such counsel with a conflict of interest or if the Indemnifying Person's counsel is otherwise not reasonably satisfactory to the Indemnified Person, then such Indemnified Person may employ separate counsel to represent or defend it in any such claim, action, suit or proceeding and the Indemnifying Person shall pay the fees and disbursements of such separate counsel. Whether or not the Indemnifying Person chooses to defend or prosecute any such claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

     12.6 Settlement or Compromise. The Indemnifying Person may settle or compromise any claim, suit, action or proceeding of the kind referred to in
Section 12.5; provided, however, that no obligation, restriction or Loss shall be imposed on the Indemnified Person as a result of such settlement without its prior written consent. The Indemnified Person will give the Indemnifying Person at least 30 days' notice of any proposed settlement or compromise of any claim, suit, action or proceeding it is defending, during which time the Indemnifying Person may reject such proposed settlement or compromise; provided, however, that from and after such rejection, the Indemnifying Person shall be obligated to assume the defense of and full and complete liability and responsibility for such claim, suit, action or proceeding and any and all Losses in connection therewith in excess of the amount of unindemnifiable Losses which the Indemnified Person would have been obligated to pay under the proposed settlement or compromise.

     12.7 Failure of Indemnifying Person to Act. In the event that the Indemnifying Person does not elect to assume the defense of any claim, suit, action or proceeding, then any failure of the Indemnified Person to defend or to participate in the defense of any such claim, suit, action or proceeding or to cause the same to be done, shall not relieve the Indemnifying Person of its obligations.

     12.8 Limitations on Indemnification.

     (a) The Sellers shall have no obligation to indemnify any Purchaser Indemnified Party from and against any Losses until the aggregate Losses suffered by all Purchaser Indemnified Parties exceed $100,000, at which time the Sellers shall be liable to the Purchaser Indemnified Parties for the entire amount of all aggregate Losses suffered by all Purchaser Indemnified Parties. The foregoing limitation shall not apply to any Losses suffered by the Purchaser Indemnified Parties with respect to Taxes or the termination of the Buchanan Agreement to the extent it exceeds the amounts set forth in Section 4.6(b) or the Detrex Claim.

     (b) No claim for indemnification (other than any amounts with respect to Taxes or the Campbell Sales Commissions or the Manufacturers Agreement or the termination of the Buchanan Agreement or the termination of Harold Russell) under this Agreement may be brought after the second anniversary of this Agreement. There shall be no time limit on claims hereunder with respect to the Campbell Sales Commissions, the Manufacturers Agreement or the Buchanan Agreement or the Detrex Claim. Any claim for indemnification with respect to Taxes may only be made prior to the expiration of the related statute of limitations.

     (c) In no event shall the aggregate liability of the Sellers
(excluding any liability with respect to Taxes, the termination of the Buchanan Agreement, the Campbell Sales Commissions or the Manufacturers Agreement or the Detrex Claim) to Parent and Purchaser arising under this Article XII exceed $25,000,000.

     12.9 Satisfaction of Sellers' Indemnification Obligations. At the option of the Sellers, any amount owing by the Sellers to any Purchaser Indemnified Party arising from or relating to this Agreement may be satisfied by delivering to such Purchaser Indemnified Party shares of Common Stock valued at the lesser of (i) the average per share closing price over the ten business days immediately preceding the date on which such shares are delivered in satisfaction of such claim, and (ii) a price per share yielding an annual compounded rate of return of 30% measured from the date of this Agreement to the date on which such shares are delivered in satisfaction of such claim; provided, however, that in no event shall such value be less than $5 per share, in each case as adjusted to give effect to the increase or decrease in the number of shares as a result of a stock split or stock dividend or similar event applying equally to all securities of that class.

     12.10....Assignment of Claims. The parties agree that on satisfaction of the applicable obligation of the Indemnifying Person to indemnify, the Indemnified Person will assign to the Indemnifying Person any and all claims, causes of action and demands of whatever kind and nature which the Indemnified Person may have against any person, firm or other entity giving rise to the indemnified Loss, and will reasonably cooperate in any efforts to recover from such person or entity.

     12.11....Exclusive Remedies. Other than equitable remedies which may be available for breaches of covenants or claims of fraud, this Article XII provides the exclusive remedy for any misrepresentation, breach of warranty, covenant or other claim arising out of this Agreement or the transaction contemplated by it. Each party shall use reasonable efforts to mitigate any Losses.

                                  ARTICLE XIII

                                  MISCEllANEOUS

     13.1 Expenses. Each party hereto shall bear its own costs and expenses (including the fees and disbursements of legal counsel, investment bankers and accountants) with respect to the transactions contemplated hereby; provided, however, that the Company shall pay up to $250,000 of the fees and expenses of the Sellers relating to the HSR filing fee of Becker and the reasonably documented attorneys' and accountants' fees of the Sellers. The Sellers shall pay all sales, use, stamp, transfer, service, recording, real estate and like taxes or fees, if any, imposed by any Governmental Authority in connection with the transfer and assignment of the Shares and the Membership Interests.

     13.2 Amendment. This Agreement may be amended, modified or supplemented only by a written instrument signed by Parent, Purchaser, the Company and the Sellers.

     13.3 Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given: (a) when received if given in person or by courier or a courier service; (b) on the date of transmission if sent by telex, facsimile or other wire transmission; or (c) three (3) Business Days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

                  If to the Sellers, then as set forth on Schedule 13.3.

                  with a copy to:

                           Clark Hill PLC
                           500 Woodward Ave., Suite 3500
                           Detroit, Michigan  48226-3435
                           Attention:  D. Kerry Crenshaw
                           Facsimile No.:  (313) 965-8252

                  If to Parent or Purchaser, addressed as follows:

                           Collins & Aikman Corporation
                           5755 New King Court
                           Troy, Michigan  48098
                           Attention:  Thomas E. Evans, CEO
                           Facsimile No.:  (248) 824-1512

                  and

                           Attention: Ronald T. Lindsay, General Counsel Facsimile No.: (248) 824-1882

                  with a copy to:

                           Cahill Gordon & Reindel
                           80 Pine Street
                           New York, NY  10005
                           Attention:   W. Leslie Duffy
                                        Jonathan A. Schaffzin
                           Facsimile No.:  (212) 269-5420
or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

     13.4 Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

     13.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     13.6 Headings. The headings preceding the text of articles and sections included in this Agreement and the headings to schedules attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement.

     13.7 Interpretation. Unless otherwise indicated, words describing the singular number shall include the plural and vice versa, and words denoting each gender shall include the other gender and words denoting natural persons shall include corporations and partnerships and vice versa. The use of the terms "including" or "included" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively. Unless otherwise indicated, references to articles, sections, subsections or schedules shall refer to those portions of this Agreement. Subject to the limitations set forth in Section 12.1, consummation of the transactions contemplated herein shall not be deemed a waiver of a breach of or inaccuracy in any representation, warranty or covenant or of any party's rights and remedies with regard thereto. No specific representation, warranty or covenant contained herein shall limit the generality or applicability of a more general representation, warranty or covenant contained herein. A breach of or inaccuracy in any representation, warranty or covenant shall not be affected by the fact that any more general or less general representation, warranty or covenant was not also breached or inaccurate.

     13.8 Applicable Law. The validity, construction and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law of such State.

     13.9 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Related Agreements shall be brought in the United States District Court for Delaware, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 13.3 shall be deemed effective service of process on such party.

     13.10 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no assignment of any rights or obligations shall be made by any Seller without the written consent of Purchaser, or by Parent or Purchaser without the written consent of each Seller, except that Parent or Purchaser may assign its rights hereunder without such consent to any Affiliate of Parent.

     13.11 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and, to the extent provided herein, their respective Affiliates, directors, officers, employees, members, managers, agents and representatives, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

     13.12 Further Assurances. Upon the reasonable request of Purchaser, each Seller shall on and after the Closing Date execute and deliver to Purchaser such other documents, releases, assignments and other instruments as may be required to effectuate completely the transfer and assignment to Purchaser of, and to vest fully in Purchaser title in and to, the Membership Interests, and to otherwise carry out the purposes of this Agreement.

     13.13 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

     13.14 Entire Understanding. This Agreement, together with the exhibits and schedules hereto and the Related Agreements, set forth the entire agreement and understanding of the parties hereto and supersede any and all prior agreements, arrangements and understandings among the parties hereto.

                                    * * * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                     COLLINS & AIKMAN CORPORATION


                                     By:  /s/ Ronald T. Lindsay
                                          ----------------------------------
                                          Name:  Ronald T. Lindsay
                                          Title: Senior Vice President

                                     COLLINS & AIKMAN PRODUCTS CO.


                                     By:  /s/ Ronald T. Lindsay
                                          ----------------------------------
                                          Name:  Ronald T. Lindsay
                                          Title:  Senior Vice President

                                     BECKER GROUP, L.L.C.


                                     By:  /s/ Michael E. McInerney
                                          ----------------------------------
                                          Name:   Michael E. McInerney
                                          Title:  President

                                     CE BECKER, INC.


                                     By:  /s/ Charles E. Becker
                                          ----------------------------------
                                          Name:  Charles E. Becker
                                          Title:  President

                                     ME McINERNEY, INC.


                                     By:  /s/ Michael E. McInerney
                                          ----------------------------------
                                          Name:  Michael E. McInerney
                                          Title:  President

                                     J HOEHNEL, INC.


                                     By:  /s/ Jens Hohnel
                                          ----------------------------------
                                          Name: Jens Hohnel
                                          Title:  President

                                     CHARLES E. BECKER


                                     /s/ Charles E. Becker
                                     ---------------------

                                     MICHAEL E. McINERNEY


                                     /s/ Michael E. McInerney
                                     ------------------------

                                     JENS HOHNEL


                                     /s/ Jens Hohnel
                                     --------------------

                                                                                                 SCHEDULE 1.1


                                  CORPORATIONS

                                      Percentage           Percentage          Shares of Stock
                                      Interest in        Amount of Cash         Consideration         Warrants
Corporation                           the Company      Payment Allocable          Allocable          Allocable

CE Becker, Inc.                            80%                     80%            13,600,000           400,000
ME McInerney, Inc.                         10                      10              1,700,000            50,000
J Hoehnel, Inc.                            10                      10              1,700,000            50,000
                                          ---                     ---             ----------           -------

   Total.........................         100%                    100%            17,000,000           500,000
                                          ====                    ====            ==========           =======